                                                                     Exhibit 4.4


                           LYONDELL CHEMICAL COMPANY
                            401(K) AND SAVINGS PLAN
                            AS AMENDED AND RESTATED



                            Effective April 1, 2002

                           LYONDELL CHEMICAL COMPANY
                            401(K) AND SAVINGS PLAN


                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
                                                                                   ----
SECTION 1 DEFINITIONS..............................................................  2
     1.1   Acquisition Loan........................................................  2
     1.2   ACP or Actual Contribution Percentage...................................  2
     1.3   ACR or Actual Contribution Ratio........................................  2
     1.4   ADP or Actual Deferral Percentage.......................................  2
     1.5   ADR or Actual Deferral Ratio............................................  2
     1.6   After-Tax Contribution..................................................  3
     1.7   After-Tax Matching Contribution.........................................  3
     1.8   Alternate Payee.........................................................  3
     1.9   Anniversary Date........................................................  3
     1.10  Base Pay................................................................  3
     1.11  Benefits Administrative Committee.......................................  4
     1.12  Catch-Up Contribution Limit.............................................  4
     1.13  Code....................................................................  4
     1.14  Company.................................................................  4
     1.15  Company Contribution....................................................  4
     1.16  Compensation Committee..................................................  4
     1.17  Credited Company Service................................................  4
     1.18  Current Obligations.....................................................  5
     1.19  Direct Rollover.........................................................  5
     1.20  Disqualified Person.....................................................  5
     1.21  Distributee.............................................................  5
     1.22  Effective Date..........................................................  5
     1.23  Elective Deferral or Deferral...........................................  5
     1.24  Eligible Rollover Distribution..........................................  5
     1.25  Eligible Retirement Plan................................................  6

     1.26  Employee................................................................  6
     1.27  Employment Date.........................................................  6
     1.28  ERISA...................................................................  6
     1.29  ESOP....................................................................  6
     1.30  Excess Aggregate Contribution...........................................  6
     1.31  Excess Elective Deferral................................................  6
     1.32  Excess Employer Contribution............................................  6
     1.33  Financed Shares.........................................................  7
     1.34  Former Employer Stock...................................................  7
     1.35  Highly Compensated Employee.............................................  7
     1.36  Hours of Service........................................................  8
     1.37  Income Tax Regulations..................................................  9
     1.38  Leased Employees........................................................  9
     1.39  Member..................................................................  9
     1.40  Member's Account or Account.............................................  9
     1.41  Member Contribution.....................................................  10
     1.42  Member Fund Subaccount..................................................  10
     1.43  Non-Elective Contribution...............................................  10
     1.44  Non-Highly Compensated Employee.........................................  10
     1.45  Normal Retirement Age...................................................  10
     1.46  Party in Interest.......................................................  10
     1.47  Plan....................................................................  10
     1.48  Plan Sponsor............................................................  10
     1.49  Plan Year...............................................................  10
     1.50  Predecessor Service.....................................................  11
     1.51  Prior Millennium Plan Account...........................................  11
     1.52  Prior Plan..............................................................  11
     1.53  Qualified Domestic Relations Order......................................  11
     1.54  Qualified Non-Elective Contribution.....................................  11
     1.55  Qualified Participant...................................................  11
     1.56  Recharacterized Contribution............................................  12
     1.57  Reemployment Date.......................................................  12
     1.58  Rollover Contribution...................................................  12

     1.59  Salary Reduction Agreement..............................................  12
     1.60  Savings Contribution....................................................  12
     1.61  Service Period..........................................................  12
     1.62  Severance from Service Date.............................................  13
     1.63  Severance Period........................................................  13
     1.64  Subsidiary or Affiliate.................................................  13
     1.65  Tender Offer............................................................  13
     1.66  Transferee Employee.....................................................  14
     1.67  Transferor Company......................................................  14
     1.68  Trust Agreement.........................................................  14
     1.69  Trust Fund..............................................................  14
     1.70  Trustee.................................................................  14
     1.71  Unallocated Stock Account...............................................  14
     1.72  Unallocated Stock Earnings Account......................................  14
     1.73  Valuation Date..........................................................  14
     1.74  Vesting Service.........................................................  14
     1.75  Withdrawable Amounts....................................................  15
     1.76  Work Absence for Family or Medical Reasons..............................  15
SECTION 2 MEMBERSHIP - ELIGIBILITY AND PARTICIPATION...............................  16
     2.1   Membership..............................................................  16
     2.2   Enrollment..............................................................  16
     2.3   Membership Termination..................................................  17
SECTION 3 MEMBER CONTRIBUTIONS.....................................................  18
     3.1   Member Contributions....................................................  18
     3.2   Timing of Contributions.................................................  19
     3.3   Suspension of Contributions.............................................  19
     3.4   Annual Dollar Limit on Elective Deferrals...............................  19
     3.5   Actual Deferral Percentage Test.........................................  20
     3.6   Return of Elective Deferrals to Members.................................  22
     3.7   Rollover Contributions..................................................  26
     3.8   Catch-Up Contributions..................................................  26
SECTION 4 COMPANY CONTRIBUTIONS....................................................  27
     4.1   Company Contributions...................................................  27

     4.2   Timing of Contribution...................................................  27
     4.3   Members Excluded From Contribution.......................................  27
     4.4   Vesting..................................................................  28
     4.5   Forfeitures..............................................................  28
     4.6   Contribution Percentage Test.............................................  28
     4.7   Distribution of Excess Contributions to Members..........................  30
     4.8   Mandatory Disaggregation of Certain Plans................................  31
     4.9   Section 415 Limits.......................................................  32
     4.10  Release of Shares from Unallocated Stock Account.........................  37
     4.11  Minimum Company Contributions............................................  37
SECTION 5 FINANCED SHARES...........................................................  38
     5.1   Acquisition Loans........................................................  38
     5.2   Payments on Acquisition Loan.............................................  39
SECTION 6 INVESTMENT OF MEMBERS' ACCOUNTS...........................................  41
     6.1   Members' Accounts........................................................  41
     6.2   Investment of Elective Deferrals, Savings Contributions,  Rollover
           Contributions Qualified Non-Elective Contributions and Non-Elective
           Contributions............................................................  41
     6.3   Investment of Company Contributions......................................  41
     6.4   Funds Invested in Former Employer Stock..................................  42
     6.5   Stock Sale and Reinvestment..............................................  42
     6.6   Changes Among Other Investment Options...................................  42
     6.7   Common Stock Purchase and Sale...........................................  42
     6.8   Voting or Tender of Stock................................................  43
     6.9   Title of Investments.....................................................  46
     6.10  Dividend Allocation......................................................  46
     6.11  Member Account Valuation.................................................  47
     6.12  Determining Income or Loss and Appreciation or Depreciation..............  47
     6.13  Voting Investment Funds..................................................  47
     6.14  Investment Advisory Fees.................................................  48
     6.15  Member Protection........................................................  48
SECTION 7 ELECTIVE DEFERRAL WITHDRAWALS DUE TO FINANCIAL HARDSHIP...................  49
     7.1   Withdrawal Application...................................................  49

     7.2   Basis for Withdrawal......................................................  49
     7.3   Conditions to Payment.....................................................  49
     7.4   Additional Requirements...................................................  50
SECTION 8 WITHDRAWALS DURING EMPLOYMENT..............................................  51
     8.1   In General................................................................  51
     8.2   Total Withdrawals.........................................................  51
     8.3   Partial Withdrawals.......................................................  51
     8.4   Special ESOP Distribution Rule............................................  52
     8.5   Irrevocable Election......................................................  52
     8.6   Payment Form..............................................................  52
SECTION 9 LOANS TO MEMBERS...........................................................  53
     9.1   General Provisions........................................................  53
     9.2   Loan Procedures...........................................................  53
     9.3   Loan Amount...............................................................  53
     9.4   Security..................................................................  53
     9.5   Deemed Distribution on Default............................................  53
SECTION 10 PAYMENTS ON TERMINATION OF COMPANY EMPLOYMENT, DEATH,
DISABILITY, RETIREMENT, DIVORCE OR OTHER REASONS.....................................  55
     10.1  Employment Termination....................................................  55
     10.2  Death.....................................................................  57
     10.3  Disability................................................................  57
     10.4  Divorce...................................................................  57
     10.5  Distributions.............................................................  58
SECTION 11 FACILITY OF PAYMENT AND LAPSE OF BENEFITS.................................  61
     11.1  Provision for Incapacity..................................................  61
     11.2  Undesignated Beneficiary or Inoperative Beneficiary Designation...........  61
     11.3  Payments..................................................................  61
SECTION 12 ADMINISTRATION............................................................  62
     12.1  Benefits Administrative Committee Appointment.............................  62
     12.2  Records and Procedures....................................................  62
     12.3  Benefits Administrative Committee: General Administrative Powers and
           Duties....................................................................  62
     12.4  Benefits Administrative Committee: Investment Powers and Duties...........  64
     12.5  Company to Supply Information.............................................  65

     12.6   Payment of Expenses...........................................................  65
     12.7   Benefits Claims Procedure.....................................................  66
     12.8   Nondiscriminatory Operation...................................................  67
     12.9   Benefits Administrative Committee Liability and Liability Insurance...........  67
     12.10  Persons Serving in Dual Fiduciary Roles.......................................  67
     12.11  Compliance Matters............................................................  68
     12.12  Unlocated Member..............................................................  68
SECTION 13 AMENDMENTS, DISCONTINUANCE, LIABILITIES........................................  69
     13.1   Plan Amendment................................................................  69
     13.2   Termination...................................................................  69
     13.3   Company Liability.............................................................  70
SECTION 14 TOP HEAVY PROVISIONS...........................................................  71
     14.1   Definitions...................................................................  71
     14.2   Minimum Allocation............................................................  73
     14.3   Miscellaneous.................................................................  74
SECTION 15 FIDUCIARY PROVISIONS...........................................................  75
     15.1   Allocation and Delegation of Fiduciary Responsibility.........................  75
     15.2   Named Fiduciary...............................................................  75
     15.3   Benefits Administrative Committee.............................................  75
SECTION 16 MISCELLANEOUS..................................................................  76
     16.1   Payments and Benefits Not Assignable..........................................  76
     16.2   No Employment Right...........................................................  76
     16.3   Adjustments...................................................................  76
     16.4   Choice of Law.................................................................  76
     16.5   Merger, Consolidation or Asset Transfer.......................................  76
     16.6   Deductible Contributions......................................................  77
     16.7   Evidence Furnished Conclusive.................................................  77
     16.8   Name and Address Changes......................................................  77
     16.9   Release of Claims.............................................................  78
     16.10  Gender, Tense and Headings....................................................  78
     16.11  Notices.......................................................................  78
     16.12  Severability..................................................................  78

                           LYONDELL CHEMICAL COMPANY
                            401(K)AND SAVINGS PLAN


                                 INTRODUCTION


     WHEREAS, Lyondell Chemical Company (the "Plan Sponsor") adopted the Lyondell Petrochemical Company 401(k) and Savings Plan (the "Predecessor Plan") effective July 1, 1995; and

     WHEREAS, the Predecessor Plan was intended to qualify as a Stock Bonus Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a Qualified Cash or Deferred Arrangement under Code Section 401(k); and part of the Predecessor Plan (the "ESOP Part") was intended to qualify as an Employee Stock Ownership Plan under Section 4975(e)(7) of the Code, designed to invest primarily in Lyondell Chemical Company Common Stock; and

     WHEREAS, the Plan Sponsor adopted this 401(k) and Savings Plan, as amended, as a successor to the Predecessor Plan; and

     WHEREAS, effective April 1, 2002, the Plan Sponsor has amended this Plan to incorporate certain changes in plan features and to reflect changes in the Code and the ERISA.

     NOW THEREFORE, the Plan is hereby adopted as amended, effective as of April 1, 2002, in the form set forth hereafter, without a gap or lapse in coverage, time or effect as a qualified plan under applicable Code provisions, as follows:

                           LYONDELL CHEMICAL COMPANY
                            401(K) AND SAVINGS PLAN


                               PREAMBLE REGARDING
                             ESOP PART OF THE PLAN

     The purpose of the ESOP Part of the Lyondell Chemical Company 401(k) and Savings Plan (the "Plan") is to permit eligible employees to share in the growth and prosperity of Lyondell Chemical Company (the "Plan Sponsor") and to enable employees to acquire stock ownership interests in the Plan Sponsor. Company Contributions to the Plan will be invested primarily in Lyondell Chemical Company Common Stock or other qualifying employer securities. The Plan also is intended to provide the employees with an opportunity to accumulate capital for their future economic security.

     The Plan is intended to constitute an "employee stock ownership plan" and to meet the requirements of Code Sections 401(a), 409, 501(a), 4975(d)(3) and 4975 (e)(7) and Sections 407(d)(6) and 408(b)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable, so the income of the trust maintained in connection with the Plan will be exempt from taxation under Code Section 401(a), employer contributions under the Plan may be deductible for federal income tax purposes under Code Section 404, and certain loans to the Trustee will be exempt under Code Section 4975(d)(3) and
Section 408(b)(3) of ERISA from the prohibited transaction provisions of Code
Section 4975(c) and Sections 406 and 407 of ERISA. Any Plan modification or amendment may be made retroactively, as necessary or appropriate, to establish and maintain these requirements and to meet any other applicable requirement of the Code or ERISA.

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

1.1  Acquisition Loan
     ----------------

     "Acquisition Loan" means each Loan, assumption of an obligation, or obligation (including a subscription for shares) obtained by the Trustee to acquire shares of Lyondell Chemical Company Common Stock or other qualifying employer securities (i) from a Disqualified Person or a Party in Interest or (ii) from any other person if the obligation payable to such other person is guaranteed by a Disqualified Person or a Party in Interest. For purposes of the preceding sentence, a guarantee includes an unsecured guarantee and the use of assets of a Disqualified Person or a Party in Interest as collateral for the Acquisition Loan (or other obligation), even though the use of assets may not be a guarantee under applicable state law.

1.2  ACP or Actual Contribution Percentage
     -------------------------------------

     "ACP" or "Actual Contribution Percentage" means the percentage for a specified group of eligible Employees for a Plan Year, determined by calculating the average of the ACRs for the Plan Year according to Paragraph 4.4.

1.3  ACR or Actual Contribution Ratio
     --------------------------------

     "ACR" or "Actual Contribution Ratio" means, subject to Paragraph 4.4, the ratio (calculated separately for each Employee in a specified group of eligible Employees of (a) the sum of any (i) Savings Contributions allocated to his Member Account for the Plan Year, (ii) Recharacterized Contributions, (iii) Company Contributions allocated to his Member Account for the Plan Year and (iv) to the extent taken into account under Section 1.401(m)-1(b)(5) of the Income Tax Regulations and Paragraph 4.4, any (A) Elective Deferrals or (B) Qualified Non-Elective Contributions allocated to the Employee's Member Account for that Plan Year over (b) the Employee's Compensation (as defined in Paragraph 4.4 to perform the ACP test) for the Plan Year.

1.4  ADP or Actual Deferral Percentage
     ---------------------------------

     "ADP" or Actual Deferral Percentage" means the percentage for a specified group of eligible Employees for a Plan Year, determined by calculating the average of the ADRs for the Plan Year according to Paragraph 3.5.

1.5  ADR or Actual Deferral Ratio
     ----------------------------

     "ADR" or "Actual Deferral Ratio" means, subject to Paragraph 3.5, the ratio (calculated separately for each Employee in a specified group of Eligible Employees) of (a) the sum of (i) Elective Deferrals and (ii) to the extent taken into account under Section 1.401(k)-1(b)(5) of the Income Tax Regulations and Paragraph 3.5, any (A) Company Contributions or (B) Qualified Non-Elective Contributions actually paid to the Trustee on behalf of each Employee for a Plan Year, and allocated to the Employee's Member

     Account for that Plan Year over (b) the Employee's Compensation (as defined in Paragraph 3.5 to perform the ADP test) for the Plan Year.

1.6  After-Tax Contribution
     ----------------------

     "After-Tax Contribution" means a Member's after-tax contribution to (a) a Prior Plan, (b) a plan maintained by Equistar Chemicals, LP or LYONDELL-CITGO Refining LP, or (c) another plan maintained by the Company.

1.7  After-Tax Matching Contribution
     -------------------------------

     "After-Tax Matching Contribution" means a matching company contribution made by the Company or a previous employer with respect to an After-Tax Contribution made before July 1995.

1.8  Alternate Payee
     ---------------

     "Alternate Payee" means a person determined to be an alternate payee under a QDRO.

1.9  Anniversary Date
     ----------------

     "Anniversary Date" means the 1/st/ day of January of each year after the Effective Date.

1.10 Base Pay
     --------

     "Base Pay" means the actual wages or salary paid to a Member for the Member's personal service as the Member's base rate of pay, including the amount of any salary reduction under Code Section 125 or Section 401(k), but excluding extra pay such as overtime, holiday, premiums, bonuses, living or other allowances and excluding any salary deferred under the Lyondell Chemical Company Executive Deferral Plan; provided, however, that
                                                        --------  -------
     a Member's Base Pay for a Plan Year shall not exceed the amount of regular wages or salary paid to the Member during the Plan Year. Base Pay in excess of $200,000 (as adjusted under Code Section 401(a)(17)(B) (the "compensation limit")) shall be disregarded.

     For purposes of this definition and the corresponding limitations on compensation in Paragraphs 3.5, 4.4, 14.2(a) and 14.3(b), the following provisions shall apply:

     (a) The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the "determination period") beginning in the calendar year. If a determination period is less than 12 months, the compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12; and

     (b) If the Plan uses Base Pay in any prior determination period to determine an eligible Employee's benefits accruing in the current Plan Year, the Base Pay for that prior determination period shall be subject to the compensation limit in effect for that prior determination period; provided, however, that the
                                       ------  --------
          compensation limit is $160,000, for determination periods beginning prior to January 1, 1998.

     (c) Effective January 1, 1997, family aggregation rules under Code Section 401(a)(17) no longer apply.

1.11 Benefits Administrative Committee
     ---------------------------------

     "Benefits Administrative Committee" means the Benefits Administrative Committee appointed by the Compensation Committee.

1.12 Catch-Up Contribution Limit
     ---------------------------

     "Catch-Up Contribution Limit" means the dollar amount, as adjusted under Code Section 414(v)(2)(B) for the applicable Plan Year.

1.13 Code
     ----

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations and other authority issued by appropriate governmental authority. References to any section of the Code or the Income Tax Regulations shall refer to any successor Code or Income Tax Regulations section or provision, as applicable.

1.14 Company
     -------

     "Company" means Lyondell Chemical Company and its Subsidiaries or Affiliates whose Employees are included in the Plan upon authorization of the Compensation Committee or its delegate(s) and upon adoption of this Plan by the Board of Directors or other equivalent governing body or authority of an authorized Subsidiary or Affiliate.

1.15 Company Contribution
     --------------------

     "Company Contribution" means the Company's contribution to the Plan on behalf of each eligible Member according to Paragraph 4.1.

1.16 Compensation Committee
     ----------------------

     "Compensation Committee" means the Compensation Committee of the Board of Directors of Lyondell Chemical Company.

1.17 Credited Company Service
     ------------------------

     "Credited Company Service" means Predecessor Service and any Service period with the Company or any Subsidiary or Affiliate. A Severance Period less than twelve (12) months will be included as Credited Company Service.

1.18 Current Obligations
     -------------------

     "Current Obligations" means the amount required by the Trustee to meet its payment obligations for the Plan Year under all outstanding Acquisition Loans.

1.19 Direct Rollover
     ---------------

     "Direct Rollover" means a Plan payment to the eligible retirement plan specified by a Distributee.

1.20 Disqualified Person
     -------------------

     "Disqualified Person" means a person described in Code Section 4975(e)(2).

1.21 Distributee
     -----------

     "Distributee" means an Employee, former Employee, an Employee's or former Employee's surviving spouse, and an Employee's or former Employee's spouse or former spouse who is an Alternate Payee under a QDRO.

1.22 Effective Date
     --------------

     The "Effective Date" of this Plan shall be April 1, 2002.

1.23 Elective Deferral or Deferral
     -----------------------------

     "Elective Deferral" or "Deferral" means a reduction in a Member's Base Pay in whole percentages, from one percent through 50 percent of a Member's Base Pay, made according to a Salary Reduction Agreement, which is then transferred by the Company to the Trustee.

1.24 Eligible Rollover Distribution
     --------------------------------

     "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to a Distributee's credit, including (a) any distribution that is one of a series of substantially equal payments made at least annually for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and a Distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution required under Code Section 401(a)(9);
     (c) the portion of any distribution not includable in gross income (determined without regard to the exclusion for net unrealized appreciation on employer securities); (d) hardship withdrawals under Section 7; and (e) any other amounts that are not eligible rollover distributions under Temporary Regulation Section 1.401(a)(31)-IT or other guidance issued by applicable governmental authority under Code Section 401(a)(31).

1.25 Eligible Retirement Plan
     --------------------------

     "Eligible Retirement Plan" means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code
     Section 403(a); (d) an eligible deferred compensation plan described in Code Section 457(b); (e) an annuity contract described in Code Section 403(b); or (f) a qualified trust described in Code Section 401(a), that accepts the Distributee's eligible rollover distribution. However, for purposes of a distribution of Member Savings Contributions, After Tax Contributions or any other portion of a Member's Account which consists of after tax Member contributions not includable in the Member's gross income, an eligible retirement plan means only those plans described in (a), (c) and (f), if the plan agrees to separately account for amounts transferred.

1.26 Employee
     --------

     "Employee" means any person who is employed by and carried on the Company's United States dollar payroll, including Leased Employees.

1.27 Employment Date
     ---------------

     "Employment Date" means the date an Employee first performs an Hour of Service for the Company.

1.28 ERISA
     -----

     "ERISA" means the Employee Retirement income Security Act of 1974, as amended, and the regulations and other authority issued by the appropriate governmental authority. Reference to any ERISA section includes reference to any successor section or provision.

1.29 ESOP
     ----

     "ESOP" means an employee stock ownership plan described in Code Sections 4975(e) or 409.

1.30 Excess Aggregate Contribution
     -----------------------------

     "Excess Aggregate Contribution" means an amount that exceeds the limits of the ACP test in Paragraph 4.4.

1.31 Excess Elective Deferral
     ------------------------

     "Excess Elective Deferral" means an amount that exceeds the limit of Code
     Section 402(g) for the applicable Plan Year.

1.32 Excess Employer Contribution
     ----------------------------

     "Excess Employer Contribution" means an amount that exceeds the limits of the ADP test in Paragraph 3.5.

1.33 Financed Shares
     ---------------

     "Financed Shares" means shares of Lyondell Chemical Company Common Stock or other qualifying employer securities acquired by the Trustee with the proceeds of an Acquisition Loan.

1.34 Former Employer Stock
     ---------------------

     "Former Employer Stock" means assets transferred from a Transferor Company Plan or contributed to this Plan or its predecessor and held in the form of British Petroleum American Depository Shares or Millennium Chemicals, Inc. Common Stock.

1.35 Highly Compensated Employee
     ---------------------------

     (a) Effective January 1, 1997, "Highly Compensated Employee" means, subject to the subsequent provisions of this Paragraph, any Employee, who:

          (i) was a five percent owner (as defined in Code Section 416(i)(1)) at any time during the Plan Year for which the determination is being made (the "determination year") or during the 12-month period immediately preceding the Plan Year (the "look-back year") or

          (ii) for the look-back year, received compensation (described below) from the Company in excess of $80,000 (as adjusted as prescribed under Code Sections 414(l) and 415(d)), and was in the top 20% of Employees ranked on the basis of compensation paid during that year;

     (b) Any Employee who is a non-resident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be treated as an Employee to determine whether an Employee is a Highly Compensated Employee.

     (c) A former Employee who, with respect to the Company, had a "separation year" or a "deemed separation year" prior to the determination year will be treated as a Highly Compensated Employee for the determination year if that former Employee was (i) a Highly Compensated Employee in that former Employee's separation year or deemed separation year, or
          (ii) a Highly Compensated Employee in any determination year ending on or after that former Employee attained age 55. An Employee who performs no services for the Company during a determination year (including a leave of absence throughout the determination year) is treated as a former Employee. A "separation year" is the determination year during which the Employee separates from Company service; provided, however, an Employee who performs no services for the Company during a determination year will be treated as separated from Company service in the year in which that Employee last performed services for the Company. An Employee who performs services for the Employer during a determination year will incur a "deemed separation year" if, in any determination year that ends before that

          Employee attains age 55, the Employee receives compensation in an amount less than 50% of the Employee's average annual compensation for the three consecutive calendar years before the determination year when the Employee received the greatest amount of compensation from the Company. An Employee will not be treated as a Highly Compensated Employee solely because of a deemed separation in a deemed separation year if, after that deemed separation and before the year the Employee actually separates, that Employee's compensation increased sufficiently to permit the Employee to be treated as having a deemed resumption of employment for the determination year, as prescribed under Code Section 414(q).

     (d) The rules of Code Section 414(b), (c), (m) and (o) shall be applied before this Paragraph's provisions are applied, other than to determine who is a five percent owner. Notwithstanding any contrary provision, a Highly Compensated Employee shall be determined according to Code Section 414(q).

     (e)  Compensation, under this Paragraph, means compensation defined in
          Section 4.8(e)(ii).

1.36 Hours of Service
     ----------------

     "Hours of Service" means:

     (a) Each hour, including Predecessor Service hours, for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or any Subsidiary or Affiliate during the computation period in which the duties are performed;

     (b) Each hour, including Predecessor Service hours, for which an Employee is paid, or entitled to payment, by the Company or any Subsidiary or Affiliate for a period of time when no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this Paragraph for any single continuous period (whether or not that period occurs within a computation period); and

     (c) Each hour, including Predecessor Service hours, for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or any Subsidiary or Affiliate. Hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, not the computation period in which the award, agreement or payment is made.

     An Employee will be credited with 200 Hours of Service, to the extent required by federal law, for each month when the Employee is on active duty in the armed forces of the United States and for which the Employee is not paid or entitled to be paid by the Company or any Subsidiary or Affiliate, and with 200 Hours of Service for each month that membership may be maintained by the Employee under Paragraph 2.3(c).

     For all Plan purposes, an Employee shall be credited with 200 Hours of Service for each calendar month when he would be credited otherwise with one or more Hours of Service.

     Solely to determine whether a break in service has occurred in a computation period, and only to the extent it does not duplicate Hours of Service credited under any other provision of this Paragraph, an individual who has a Work Absence For Family or Medical Reasons shall receive credit for the Hours of Service which would have been credited to the individual but for the absence, or if hours cannot be determined, an individual will be credited with 10 Hours of Service per day of absence. The Hours of Service for a Work Absence for Family or Medical Reasons shall be credited during the computation period when the absence began only to prevent a break in service in that period, but in all other cases, Hours of Service will be credited to the following computation period.

     Hours credited to any period under this Paragraph may not also be credited to the same period under any other provision. Hours shall be credited under
     (a), (b) and (c) according to U.S. Department of Labor Regulations under 29 C.F.R. (S) 2530.200b-2, which are incorporated by reference.

     Notwithstanding any contrary Plan provision, service credit for qualified military service will be provided according to Code Section 414(u).

1.37 Income Tax Regulations
     ----------------------

     "Income Tax Regulations" means regulations issued under the Code

1.38 Leased Employees
     ----------------

     Effective as of January 1, 1997, "Leased Employees" means each person who is not an employee of the Company or a Subsidiary or Affiliate but who performs services for the Company or a Subsidiary or Affiliate according to an oral or written leasing agreement between the Company or a Subsidiary or Affiliate and any leasing organization, if that person has performed services for the Company or a Subsidiary or Affiliate or for related persons (within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year and those services are performed under primary direction or control of the Company or a Subsidiary or Affiliate. The term "Leased Employee" does not include individuals described in Code Section 414(n)(5).

1.39 Member
     ------

     "Member" means an Employee who has qualified for membership according to Plan requirements.

1.40 Member's Account or Account
     ---------------------------

     "Member's Account" or "Account" means a separate account maintained by the Trustee for each Member consisting of the following Subaccounts, as applicable, and adjusted for earnings, withdrawals, and realized and unrealized gains and losses: (a) an Elective

     Deferral Subaccount; (b) a Savings Contribution Subaccount; (c) Stock Subaccounts; (d) a Subaccount for any (i) Qualified Non-Elective Contribution or (ii) Non-Elective Contribution for the Plan Year; (e) a Rollover Contribution Subaccount; (f) a Recharacterized Contributions Subaccount; (g) a Transferor Company Contribution Subaccount; and (h) any other type of Subaccount the Benefits Administrative Committee establishes in its discretion.

1.41 Member Contribution
     -------------------

     "Member Contribution" means an Elective Deferral or a Savings Contribution, individually or collectively, as the context requires.

1.42 Member Fund Subaccount
     ----------------------

     "Member Fund Subaccount" means a subaccount established within each subaccount under Paragraph 6.1 which reflects Member Elective Deferrals and Recharacterized Contributions invested in the various investment funds established under Paragraph 6.2.

1.43 Non-Elective Contribution
     -------------------------

     "Non-Elective Contribution" means any non-elective contribution made according to Paragraph 4.11 and allocated to the Member's Account for the Plan Year.

1.44 Non-Highly Compensated Employee
     -------------------------------

     "Non-Highly Compensated Employee" means an employee who is not a Highly Compensated Employee described in Section 1.29.

1.45 Normal Retirement Age
     ---------------------

     "Normal Retirement Age" means age sixty-five (65).

1.46 Party in Interest
     -----------------

     "Party in Interest" means a "party in interest" as defined in ERISA Section 3(14).

1.47 Plan
     ----

     "Plan" means the Lyondell Chemical Company 401(k) and Savings Plan and any amendments.

1.48 Plan Sponsor
     ------------

     "Plan Sponsor" means Lyondell Chemical Company.

1.49 Plan Year
     ---------

     "Plan Year" means the period beginning January 1 of each calendar year and ending on December 31 of the calendar year.

1.50 Predecessor Service
     -------------------

     "Predecessor Service" means prior service with a Transferor Company for Company employees who transfer employment from a Transferor Company to the Company without an interruption of employment.

1.51 Prior Millennium Plan Account
     -----------------------------

     "Prior Millennium Plan Account" means an account transferred to this Plan equal to employer contributions made while the Member participated in the Thrift and Profit Sharing Plan for Eligible Employees of National Distillers and Chemical Corporation, the Employees' Profit Sharing Plan of Trylon Chemicals Plant of the Energy Chemicals Division of National Distillers and Chemical Corporation and the U. S. I. Chemicals Co. Inc. Savings Plan.

1.52 Prior Plan
     ----------

     "Prior Plan" means (i) the Lyondell Petrochemical Company 401(k) and Savings Plan prior to April 1, 1999, and (ii) the ARCO Chemical Company Capital Accumulation Plan and (iii) the ARCO Chemical Company Savings Plan.

1.53 Qualified Domestic Relations Order
     ----------------------------------

     "Qualified Domestic Relations Order" or "QDRO" means a qualified domestic relations order within the meaning of Code Section 414(p)(1)(A) and Section 206(d)(3)(B)(i) of ERISA.

1.54 Qualified Non-Elective Contribution
     -----------------------------------

     "Qualified Non-Elective Contribution" means a nonforfeitable contribution made at the Plan Sponsor's election on behalf of Non-Highly Compensated Employees in lieu of recharacterizing or distributing Excess Employer Contributions to Highly Compensated Employees pursuant to Paragraph 3.6(b) or forfeiting or distributing Excess Aggregate Contributions pursuant to Paragraph 4.6, as applicable. Qualified Non-Elective Contributions are subject to the same distribution rules that apply to Elective Deferrals or matching contributions only if the requirements of Sections 1.401(k)- 1(b)(5) and 1.401(m)-1(b)(5) of the Income Tax Regulations, as applicable, are satisfied. Qualified Non-Elective Contributions shall be made in cash in the proportion that the total Base Pay of each eligible Non-Highly Compensated Employee for the Plan Year bears to the total amount of Base Pay for all eligible Non-Highly Compensated Employees for such Plan Year.

1.55 Qualified Participant
     ---------------------

     "Qualified Participant" means any (i) Member, (ii) Former Member, (iii) beneficiary or (iv) Alternate Payee under a Qualified Domestic Relations Order, who is a Party in Interest or a Disqualified Person, on whose behalf an Account is maintained under the Plan.

1.56 Recharacterized Contribution
     ----------------------------

     "Recharacterized Contribution" means an Elective Deferral recharacterized as an after-tax contribution to satisfy the ADP test in according to
     Section 1.401(k)-1(f)(3) of the Income Tax Regulations and Paragraph 3.5(b)(ii). Recharacterized Contributions are treated as after-tax contributions for purposes of Code Sections 72, 401(a)(4) and 401(m), but continue to be treated as Elective Deferrals for all other Plan purposes.

1.57 Reemployment Date
     -----------------

     "Reemployment Date" means the first date after a Severance Period (not restored under the Service Spanning rules under Section 4) that the Employee performs an Hour of Service for the Company, or its Subsidiary or Affiliate.

1.58 Rollover Contribution
     ---------------------

     "Rollover Contribution" means an amount that (a) the Benefits Administrative Committee determines may be deposited in the Trust Fund according to Code Sections 402(c), 402(e) or 408(d)(3) without endangering the qualification and exemption of the Plan and the Trust under Code Sections 401(a) and 501(a), respectively, and (b) is either contributed by a Member, or received in a Direct Rollover described in Code Section 401(a)(31) and credited to his Account. A direct transfer of the Member's benefit from a Company retirement plan when the Member is eligible for a retirement plan distribution shall be a rollover contribution to this Plan.

1.59 Salary Reduction Agreement
     --------------------------

     "Salary Reduction Agreement" means an agreement between the Member and the Company under which the Member agrees to reduce Base Pay by any whole percentage, per pay period, not to exceed 50 percent. The amount of the reduction will be contributed to the Trustee as an Elective Deferral.

1.60 Savings Contribution
     --------------------

     "Savings Contribution" means an after-tax payment, in whole percentages from one percent through 10 percent of an eligible Member's Base Pay, transferred by the Company to the Trustee.

1.61 Service Period
     --------------

     "Service Period" means a period of employment beginning on the Member's Employment Date or Reemployment Date, whichever applies, and ending on the next Severance from Service Date. Employment for one day of a calendar month is considered employment for that entire month to determine a month of service in a Service Period.

1.62 Severance from Service Date
     ---------------------------

     "Severance from Service Date" means the earlier of: (i) the date the Employee quits, retires, dies, or is discharged or (ii) the date twelve
     (12) months after any other absence from employment; however, a Severance from Service Date will not occur if the Member's active Plan membership is suspended under Section 2.3, until the Member's employment with any Employer and any Non-Participating Partner or Non-Participating Partner Subsidiary ends.

     A Severance from Service Date for a Member absent because of maternity or paternity for a period greater than twelve (12) consecutive months will not occur until the second anniversary of the first day of the absence. However, the period between the first and second anniversaries of the first day of absence is neither a Service Period nor a Severance Period.

1.63 Severance Period
     ----------------

     "Severance Period" means the period from a Severance from Service Date to the date the Employee next performs an Hour of Service.

1.64 Subsidiary or Affiliate
     -----------------------

     "Subsidiary" or "Affiliate" means:

     (a) All corporations which are members of a controlled group of corporations under Code Section 1563(a) (determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)) and of which Lyondell Chemical Company is a member, and

     (b) All trades or businesses, whether or not incorporated, required to be aggregated with Lyondell Chemical Company under Code Sections 414(b),
          (c), (m) and (o).

1.65 Tender Offer
     ------------

     "Tender Offer" means collectively (a) a cash tender offer, including a tender offer for or request or invitation for tenders of shares of Lyondell Chemical Company or Former Employer Stock in exchange for cash, made to the Trustee or to the shareholders of the stock generally, and (b) an exchange offer, which includes a tender offer for, or request or invitation for tenders of, any shares of Lyondell Chemical Company Common Stock or Former Employer Stock in exchange for any consideration other than all cash, made to the Trustee or the shareholders of the stock generally.

1.66 Transferee Employee
     -------------------

     "Transferee Employee" means an Employee who transfers employment directly to Lyondell Chemical Company from a Transferor Company or an Employee who had been represented under a collective bargaining agreement who has ceased to be represented.

1.67 Transferor Company
     ------------------

     "Transferor Company" means Equistar Chemicals, LP, LYONDELL-CITGO Refining LP, Millennium Chemicals, Inc., Occidental Petroleum Inc., or a subsidiary or affiliate of any of these companies.

1.68 Trust Agreement
     ---------------

     "Trust Agreement" means the Lyondell Chemical Company 401(k) and Savings Plan Master Trust Agreement, which shall be construed with and considered a part of this Plan.

1.69 Trust Fund
     ----------

     "Trust Fund" means the assets and liabilities held by the Trustee under the terms of the Trust Agreement.

1.70 Trustee
     -------

     "Trustee" means the persons or corporations, or both, designated by the terms of the Trust Agreement to hold Plan assets. The Trustee's duties and responsibilities shall be set forth in the Trust Agreement.

1.71 Unallocated Stock Account
     -------------------------

     "Unallocated Stock Account" means the Plan account maintained to hold Financed Shares prior to release and allocation to Members' Accounts.

1.72 Unallocated Stock Earnings Account
     ----------------------------------

     "Unallocated Stock Earnings Account" means the Plan account maintained to hold any cash dividends paid on Financed Shares in the Unallocated Stock Account, together with any earnings or losses.

1.73 Valuation Date
     --------------

     "Valuation Date" means each business day.

1.74 Vesting Service
     ---------------

     "Vesting Service" means years of Credited Company Service used to determine vesting under Section 4. Vesting Service shall not be disregarded prior to consecutive one-year breaks in service greater than five years or the total number of years of Credited Company Service.

1.75 Withdrawable Amounts
     --------------------

     "Withdrawable Amounts" means Savings Contributions, After-Tax Contributions, After-Tax Matching Contributions and earnings, Rollover Contributions and earnings, and amounts attributable to a Prior Millennium Plan Account and earnings.

1.76 Work Absence for Family or Medical Reasons
     ------------------------------------------

     "Work Absence for Family or Medical Reasons" means an absence to which the individual is entitled under the Family and Medical Leave Act of 1993.

                                   SECTION 2
                   MEMBERSHIP - ELIGIBILITY AND PARTICIPATION
                   ------------------------------------------

2.1  Membership
     ----------

     Except as otherwise provided herein, an Employee who is paid on the Company's United States dollar payroll is eligible to become a Member on the date he performs an Hour of Service after Company employment begins. A Transferee Employee is eligible to be a Member on the date of transfer. Notwithstanding anything to the contrary in this Plan, the following individuals shall not be Eligible to participate in this Plan:
                       ---

     (a) Casual Employees and Project Employees, as defined in the Lyondell Chemical Company Employment Classification system;

     (b)  Leased Employees;

     (c) Employees represented by any collective bargaining agent, unless the person is an Employee represented by a collective bargaining agent which has negotiated Plan benefits;

     (d) Students employed under an internship or cooperative program with an institution of higher education;

     (e) A person working for the Company under an agreement between the Company and a non-affiliated person who pays that person's wages or salary or a person employed by the Company under a written agreement that specifically excludes the person from benefits coverage; and

     (f) Any person who (i) is not on the Company's salaried or hourly employee payroll, (ii) has agreed in writing to be treated as other than an employee, or (iii) whose compensation is reported to the Internal Revenue Service on a form other than Form W-2.

     Plan Membership shall continue until the date set forth in Section 2.3(a). A former Member is eligible to recommence Plan participation on the first day on which he completes an Hour of Service after his return to Company employment.

2.2  Enrollment
     ----------

     Each new Member must enroll in the form and manner approved by the Benefits Administrative Committee. At enrollment, a Member shall establish a contribution rate for Elective Deferrals and/or Savings Contributions and shall provide the Trustee with investment direction for the Member's Account. Member contributions shall commence as soon as administratively feasible after the date the Member properly completes the enrollment process.

2.3  Membership Termination
     ----------------------


     (a) An Employee's active membership terminates on death, disability, dismissal, retirement or severance from employment for any other reason.

     (b) A Member may not voluntarily terminate Plan Membership during active Company employment, but a Member may suspend Member Contributions at any time.

     (c) If a Member transfers to a Subsidiary or Affiliate which does not participate in this Plan, to LYONDELL-CITGO Refining LP or Equistar Chemicals, LP or any of their subsidiaries or affiliates, or to an employment classification excluded from Plan participation, the Member shall be suspended from Plan participation and the Member's Account shall not be distributed until the Member terminates employment with Lyondell Chemical Company, the LYONDELL-CITGO Refining LP, Equistar Chemicals, LP and all of their subsidiaries, affiliates or divisions.

                                   SECTION 3
                              MEMBER CONTRIBUTIONS
                              --------------------

3.1  Member Contributions
     --------------------

     (a)  Elective Deferrals
          ------------------

          Each Member who is an active Employee may enter into a Salary Reduction Agreement to withhold Elective Deferrals from each regular paycheck in the Plan Year at a rate of 1 through 50 percent of Base Pay. A Member may change the rate of future Elective Deferrals at any time by entering into a new Salary Reduction Agreement in a form and manner approved by the Benefits Administrative Committee. Any properly completed election shall be effective as soon as administratively feasible after the date received by the Benefits Administrative Committee. The new Salary Reduction Agreement shall modify and override any prior Salary Reduction Agreement.

          An existing Salary Reduction Agreement may be limited or reduced at any time, on a nondiscriminatory basis, as needed to ensure compliance with the limits of Paragraphs 3.4 or 3.5. A Salary Reduction Agreement made under the Prior Plan shall remain in effect under this Plan until the Member submits a new Salary Reduction Agreement. The availability of Elective Deferrals shall not discriminate in favor of Highly Compensated Employees.

     (b)  Savings Contributions
          ---------------------

          Each Member who is an active Employee, other than a Member excluded under Paragraph 4.3, may elect to make Savings Contributions to the Plan at a rate of 1 through 10 percent of the Member's Base Pay; provided, however, that the amount of Savings Contributions, together
          --------  -------
          with any contributions made by or on the Member's behalf to any other qualified plan maintained by the Company, or any Subsidiary or Affiliate, shall not exceed the limits of Paragraph 4.4 or the maximum amount of contributions permissible under applicable law or Internal Revenue Service regulation or ruling. Savings Contributions shall be made by payroll deduction or by other methods approved by the Benefits Administrative Committee.

          A Member may elect to make or change a Savings Contributions percentage by a Savings Contribution election made in a form and manner approved by the Benefits Administrative Committee. Any properly completed election shall be effective as soon as administratively feasible after the date received by the Benefits Administrative Committee. A Member may change the rate of future Savings Contributions at any time.

          Savings Contributions are subject to the ACP test described in Paragraph 4.4. A Member's Savings Contributions may be limited or reduced at any time, on a nondiscriminatory basis, to the extent necessary to ensure compliance with the limits of Paragraph 4.4.

     (c)  Qualified Military Service
          --------------------------

          Notwithstanding any contrary Plan provision, Member Contributions for qualified military service will be provided according to Code Section 414(u).

     (d)  All Member Contributions shall be non-forfeitable.

3.2  Timing of Contributions
     -----------------------

     The Company shall pay the Elective Deferrals and the Member's Savings Contributions for each full pay period to the Trustee as soon as administratively feasible after the end of that pay period.

3.3  Suspension of Contributions
     ---------------------------

     A Member's Elective Deferrals and Savings Contributions will automatically be suspended (a) for six months immediately following the date of a financial hardship distribution under Section 7 or (b) upon the Member's transfer, other than on an approved leave of absence, to (i) a Subsidiary or Affiliate which does not participate in the Plan; (ii) LYONDELL-CITGO Refining LP, Equistar Chemicals, LP or any of their subsidiaries or affiliates; or (c) an Employee classification that does not participate in this Plan. A Member's Elective Deferrals and Savings Contributions will remain suspended while the Member remains in that employment. In addition, a Member may voluntarily elect to suspend Elective Deferrals and Savings Contributions at any time.

3.4  Annual Dollar Limit on Elective Deferrals
     -----------------------------------------

     Except as provided in Paragraph 3.8, a Member's Elective Deferrals for a calendar year, when considered together with the amount of salary reductions the Member elects under any other plan meeting the requirements of Code Sections 401(k), 408(k), 403(b) or 457, may not exceed the limit in effect under Code Section 402(g), and Elective Deferrals and/or any similar elective deferrals (described in Code Section 402(g)(3) to this Plan or any other qualified plan, contract or arrangement maintained by the Company and/or any Subsidiary or Affiliate, shall not exceed, in the aggregate, the dollar limit (as adjusted) in effect at the beginning of the taxable year.

     If, notwithstanding the previous Paragraph, a Member's Elective Deferrals exceed the annual dollar limit and the amount otherwise excludable from the Member's gross income for federal income tax purposes is now includable in his gross income, then, no later than the March 1 after the close of the taxable year in which that Excess Elective Deferral is made, the Member shall notify the Benefits Administrative Committee, in writing, of the portion of the Excess Elective Deferrals which the Member elects to allocate to this Plan. The notice shall include the Member's certified written claim for a specific amount of Excess Elective Deferrals for the prior calendar year and shall be accompanied by the Member's certified written statement that if that amount is not distributed, the Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), 403(b) or 457, exceed the limits imposed under Code Section 402(g) for the year in which the Elective Deferral occurred. If the Member only has Elective Deferrals for the taxable year under this Plan and any other Company plan or arrangement, the Company may notify the Benefits Administrative Committee of Excess Elective Deferrals made on the Member's behalf.

     When a Member's Elective Deferrals exceed the limit for the applicable year, Excess Elective Deferrals shall be distributed to the Member according to Paragraph 3.6(a).

3.5  Actual Deferral Percentage Test
     -------------------------------

     The Actual Deferral percentage ("ADP") for all eligible Highly Compensated Employees for the current Plan Year shall not exceed the greater of:

     (a) the ADP for the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 1.25, or

     (b) the ADP of the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 2.0; provided,
                                                                     --------
          however, that the ADP for the group of eligible Highly Compensated
          -------
          Employees may not exceed the ADP of the group of all eligible Non-Highly Compensated Employees by more than two percentage points.

     The provisions of Code Section 401(k)(3) and Section 1.401(k)-1(b) of the Income Tax Regulations are incorporated into this Plan for all purposes.
     In addition, if (i) any Highly Compensated Employee is eligible to authorize Elective Deferrals under the Plan and to have Company Contributions allocated with respect thereto or (ii) the Highly Compensated Employee is eligible to make elective deferrals (described in Code Section 402(g)(3)) under any other cash or deferred arrangement (described in Code
     Section 401(k)) and/or to make employee contributions (described in Code
     Section 401(m)) or to receive matching contributions (described in Code
     Section 401(m)(4)(A)) under any other qualified plan of the Company and/or any Subsidiary or Affiliate, regardless of whether that plan contains a cash or deferred arrangement, the disparities between the ADPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations, and the provisions set forth below.

     Subject to the following Plan provisions, the ADP for a specified group of eligible Employees for a Plan Year shall be the average of the ADRs for that Plan Year. An Elective Deferral will be taken into account for the ADP test purposes only if it relates to Base Pay that either, but for the Employee's deferral election, (i) would have been received by the Employee in that Plan Year or (ii) is attributable to services performed by the Employee during that Plan Year and would have been received by the Employee within two and one-half months after the close of that Plan Year. An Elective Deferral will be considered allocated to the Employee's Member Account as of a date within a Plan Year (and taken into account for purposes of the ADP test for that Plan Year) if that allocation is not contingent on participation or performance of services after that date and the Elective Deferral is actually paid to the Trustee no later than 12 months after the Plan Year to which the contribution relates. For the purposes of this Section, Compensation means compensation defined in Paragraph 4.8(e)(ii) of the Plan.

     To compute the ADRs, if the ADP test is satisfied both with and without excluding these Elective Deferrals, Elective Deferrals include Excess Elective Deferrals made by Highly Compensated Employees over the annual dollar limit in Paragraph 3.4 (even if distributed under Paragraph 3.6), as well as all Elective Deferrals made by all Members that are not taken into account in the ACP test in Paragraph 4.4. According to Section 1.402(g)- 1(e)(1)(ii) of the Income Tax Regulations, Excess Elective Deferrals made by Non-Highly Compensated Employees, to the extent made under the Plan or another plan maintained by the Company or a Subsidiary or Affiliate, shall not be taken into account under the ADP test described in this Paragraph 3.5.

     To calculate the ADPs under this Plan, according to regulations or other authority under Code Sections 401(k) and/or 401(m), only that portion of the applicable contributions (as described in the second preceding Paragraph) necessary to comply with the ADP test shall be taken into account for purposes of that test. ADRs of each eligible Employee and the ADP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee's Compensation. The ADR of an eligible Employee is zero if no contributions were allocated to that Employee's Member Account for the Plan Year.

     Two or more cash or deferred arrangements (as defined in Code Section 401(k)) may be considered one arrangement to determine whether the arrangements satisfy the requirements of Code Sections 401(a)(4), 401(k) and 410(b). The cash or deferred arrangements included in that plan and the plans including those arrangements shall be treated as one arrangement and as one plan to apply this Paragraph 3.5 and Code Sections 401(a)(4), 401(k) and 410(b). If the Company and any Subsidiary or Affiliate individually or collectively maintain two or more plans treated as a single plan for purposes of Code Sections 401(a)(4) or 410(b) (other than Code
     Section 410(b)(2)(A)(ii)   as in effect for Plan Years beginning after
     December 31, 1988), all cash or deferred arrangements that are included in those plans are to be treated as a single arrangement for purposes of this Paragraph 3.5 and Code Sections 401(a)(4), 401(k) and 410(b). Plans may be aggregated only if they have the same Plan Year. If any Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company, or any Subsidiary or Affiliate, all cash or deferred arrangements shall be treated as one cash or deferred arrangement to determine the ADR with respect to that Highly Compensated Employee. If a Highly Compensated Employee participates in two or more cash or deferred arrangements with different plan years, all cash or deferred arrangements with years ending with or within the same calendar year shall be treated as a single arrangement. Contributions and allocations under an ESOP may not be combined with contributions or allocations under any plan not described in Code Section 4975(e)(7).

3.6  Return of Elective Deferrals to Members
     ---------------------------------------

     (a)  Elective Deferrals Over Annual Dollar Limit.  If, no later than March
          -------------------------------------------
          1 after the close of a taxable year, a Member notifies the Benefits Administrative Committee under Paragraph 3.4 that his Elective Deferrals exceed the annual dollar limit, then, notwithstanding any other law or Plan provision relating to spousal consent, the Plan shall distribute the amount of Excess Elective Deferrals allocated to the Plan (and any income) to the Member in a lump sum (in cash or in kind) no later than April 15 after the March 1 notice deadline. Elective Deferrals not matched by Company Contributions shall be distributed and, if necessary, the matched Elective Deferrals shall be distributed. If matched Elective Deferrals (and any income) are distributed to the Member, the matching Company Contribution (and any income) will be appropriately reduced, the Member shall forfeit the reduced amount and that amount shall be used to reduce future Company Contributions to the Plan. These provisions are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 409, 411 and 4975. If any provision of this Paragraph is inconsistent with these Code requirements, that provision shall be deemed to be inoperative and the Plan shall be operated in compliance with the Code requirements.

          To determine income or loss on Excess Elective Deferrals, the income or loss for the taxable year for the Elective Deferrals shall be multiplied by a fraction, the numerator of which is the Member's Excess Elective Deferrals for the year and the denominator of which is the balance, as of year end, of the portion of the Employee's Member Account attributable to Elective Deferrals, reduced by any gain and increased by any loss for that year. Similar rules shall be used to determine income or loss on forfeited Company Contributions. No income or loss will be allocated for the gap period between the end of the taxable year to the distribution date.

          Notwithstanding the preceding provisions of (a), any Member who has Excess Elective Deferrals for a taxable year may receive a corrective distribution of those Excess Elective Deferrals (and attributable income) during the same year if the Member notifies the Benefits Administrative Committee of an Excess Elective Deferral, the correcting distribution is made after the Plan received the Excess Elective Deferral and the Plan designates and treats the distribution as an Excess Elective Deferral distribution. Any corrective distribution shall be made as soon as practicable no later than 60 days after the first day of the month that occurs on or after the later of (i) the date the Benefits Administrative Committee actually receives a Member's Excess Elective Deferral notice or (ii) the date that the Plan actually receives the Excess Elective Deferral, absent circumstances beyond the control of the Benefits Administrative Committee. The income on Excess Elective Deferrals from the first day of the taxable year to the distribution date shall be determined under the method described above, using the Employee's Member Account balance as of the day preceding the distribution date.

          The amount of Excess Elective Deferrals that may be distributed under this Paragraph shall be reduced by any Excess Employer Contributions over the ADP limit, (described in (b)) which were distributed or recharacterized for a Member for the Plan Year beginning with or within the Member's taxable year. A Member shall not receive a corrective distribution for the taxable year of an amount exceeding the Member's total Elective Deferrals under the Plan for the taxable year. Except as otherwise required under Paragraph 3.5, any Excess Elective Deferral which is not timely distributed shall remain in the Plan. In addition, any Excess Elective Deferrals which are timely distributed shall not be treated as an annual addition under Paragraph
          4.8. Excess Elective Deferrals by Non-Highly Compensated Employees made under the Plan or any other qualified plan of the Company or any Subsidiary or Affiliate shall not be taken into account under the ADP test. A distribution of Excess Elective Deferrals (and income) under
          (a) shall not be considered a distribution under the minimum distribution provisions of Paragraph 10.5(b).

     (b)  Excess Employer Contributions Over ADP Limits
          ---------------------------------------------

          (i)  Distribution
               ------------

               If the Benefits Administrative Committee determines that the ADP of Highly Compensated Employees exceeds the limits of Paragraph
               3.5 for the Plan Year, and if the Benefits Administrative Committee does not implement any other means of satisfying the ADP test, these Excess Employer Contributions (adjusted for income or loss) shall be distributed to Highly Compensated Employees within two and one-half months after the end of the Plan Year or as soon thereafter as practicable, but no later than the end of the Plan Year following the Plan Year to which any excess amount pertains.

               The dollar amount of Excess Employer Contributions for a Plan Year shall be determined by the following leveling method: the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent required to (i) enable the Plan to satisfy the ADP test, or (ii) cause that Highly Compensated Employee's ADR to equal the ADR of the Highly Compensated Employee or Highly Compensated Employees with the next highest ADR. This process shall be repeated until the Plan satisfies the ADP test. The dollar amount of the Excess Employer Contributions for any Highly Compensated Employee is equal to the contributions taken into account in computing his ADR (determined prior to applying this and the immediately preceding sentence), minus the amount determined by multiplying that Employee's ADR (determined after applying this and the immediately preceding sentence) by his Compensation used to determine the ratio.

               On or before the 15/th/ day of the third month after the end of the Plan Year but, no later than the end of the next Plan Year, the Benefits

               Administrative Committee shall direct the Trustee to distribute a portion of the aggregated dollar amount of Excess Employer Contributions (and income) to the Highly Compensated Employee having the highest dollar amount of Elective Deferrals, so the dollar amount of the Highly Compensated Employee's Elective Deferral equals the dollar amount of Elective Deferrals of the Highly Compensated Employee(s) with the next highest dollar amount of Elective Deferrals. If the total amount distributed to the Highly Compensated Employee is less than the total Excess Employer Contributions, this process shall be repeated until the total Excess Employer Contributions are distributed. Notwithstanding any contrary provision of this Paragraph, the amount of distributed Excess Employer Contributions shall be reduced by any Excess Elective Deferrals previously distributed to a Member for the Plan Year beginning with or within the Member's taxable year.

               Excess Employer Contributions (including amounts recharacterized under Paragraph 3.6(b)(ii)) shall also be treated as annual additions subject to Paragraph 4.8.

               For purposes of (b), in accordance with Section 1.401(k)- 1(f)(4)(ii)(C) of the Income Tax Regulations, income or loss on Excess Employer Contributions for the Plan Year shall be income or loss for the Employee's Member Account (to the extent attributable to Elective Deferrals used in the ADP test), multiplied by a fraction, the numerator of which is the Member's Excess Employer Contributions for the Plan Year, and the denominator of which is the balance of the Employee's Member Account (attributable to contributions used in the ADP test), as of the beginning of the Plan Year, plus the contributions allocated to his Member Account for the Plan Year. Similar rules shall be used to determine income or loss on Company Contributions. No income or loss will be allocated for the gap period between the end of the Plan Year to the date of distribution.

               Excess Employer Contributions (and any income) shall be distributed from the portion of the Employee's Member Account attributable to the contributions used in the ADP test. To the extent that Excess Employer Contributions are attributable to Elective Deferrals (and any income) distributed to the Member under the prior provisions of (b), matching Company Contributions (and any income) will be appropriately reduced and the reduced matching Company Contributions (and any income) shall be forfeited and used to reduce future Company Contributions to the Plan. The provisions of this Paragraph are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 409, 411 and 4975. If any provision of this Paragraph is inconsistent with the Code requirements, that provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the Code requirements.

               In addition, but without limiting the foregoing provisions, if the Benefits Administrative Committee determines that the ADP of the Members who are Highly Compensated Employees exceeds the limits of Paragraph 3.5 for the Plan Year, the Benefits Administrative Committee may, in its sole discretion, suspend or reduce Elective Deferrals made under Paragraph 3.1(a) by suspending or reducing Elective Deferrals above a specific dollar amount or percent of Base Pay.

          (ii) Recharacterization of Excess Employer Contributions:
               ---------------------------------------------------

               Recharacterization of Excess Employer Contributions according to this Paragraph 3.5(b)(ii) shall be permitted from time to time as determined by the Benefits Administrative Committee in its discretion. Any recharacterization shall be done in a manner consistent with Section 3.6(b)(i). If recharacterization is permitted, the opportunity to elect to recharacterize Excess Employer Contributions shall be announced and made available uniformly to all affected Members. If recharacterization is permitted, the Member shall receive written notice of the Excess Employer Contributions allocable to him and may elect whether or not all or any portion of those Excess Employer Contributions shall be re-characterized as after-tax Recharacterized Contributions. Recharacterized Excess Employer Contributions for an affected Member for a Plan Year shall be reduced by any Excess Elective Deferrals previously distributed to that Member for his taxable year ending with or within that Plan Year.

               Elective Deferrals made on the Member's behalf shall be reduced by the recharacterized amount and related earnings. Recharacterization of Excess Employer Contributions for a Member shall not be permitted if that amount, combined with any of the Member's other after-tax contributions, would exceed the amount of Savings Contributions the Member may make for the affected Plan Year. The amount of Excess Employer Contributions to be recharacterized for a Plan Year for any Highly Compensated Employee shall not exceed the amount of Employer Contributions made on behalf of that Highly Compensated Employee for that Plan Year. If less than all Excess Employer Contributions are recharacterized, the amount that must otherwise be distributed under the Plan to correct that excess shall be reduced by the amount of Recharacterized Contributions and related earnings. Earnings related to any Recharacterized Contributions shall not be treated as a Recharacterized Contribution.

               Recharacterization must occur no later than two and one-half months after the end of the Plan Year in which the Excess Employer Contributions arose, and is deemed to occur no earlier than the date that the Benefits Administrative Committee informs the last Highly Compensated Employee in writing of the recharacterized amount and its consequences. Recharacterized Contributions are taxable for the Member's tax year in which the Member would have received them in cash but for the deferrals to which those amounts are attributable. The amount of Employer Contributions in excess of ADP limits to be recharacterized or distributed for the Plan Year shall be reduced by any Excess Employer Contributions previously distributed or recharacterized for the Member for his taxable year ending with or within the Plan Year.

3.7  Rollover Contributions
     ----------------------

     Employees who are not yet Members may make Rollover Contributions, but shall not be entitled to make Elective Deferrals or Savings Contributions to the Plan or receive any Company Contribution unless and until the Employee otherwise satisfies applicable Plan requirements under Paragraphs 2.1, 2.2, 3.1, or 4.1. Rollover Contributions shall be held in a separate subaccount which will share in any income or loss and appreciation or depreciation of the Trust Fund. Rollover Contributions shall not be counted against any limit that applies to any other type of Plan contribution.

3.8  Catch-Up Contributions
     ----------------------

     A Member who is or who will attain age 50 during a Plan Year may make an additional Elective Deferral within that Plan Year according, and subject, to the limits of Code Section 414(v). Catch-up Contributions will not be taken into account for purposes of determining the Annual Dollar Limit under Paragraph 3.4, and the Annual Additions Limit under Paragraph 4.10. The additional Elective Deferral may not exceed the lesser of the Catch-Up Contribution Limit or the Member's Compensation, as defined in Paragraph 4.10(b)(ii).

                                   SECTION 4
                             COMPANY CONTRIBUTIONS
                             ---------------------

4.1  Company Contributions
     ---------------------

     (a) Except as provided in subsection (b) below, each pay period, the Company shall contribute, on behalf of each eligible Member, an amount equal to 100 percent of the Member's Elective Deferrals, but not to exceed six percent of his Base Pay for the pay period. The availability of Company Contributions shall not discriminate in favor of Highly Compensated Employees.

     (b) Each pay period, the Company shall contribute on behalf of each eligible Member who is a represented Employee at the Company's Lake Charles, Louisiana facility, an amount equal to 100 percent of the Member's Elective Deferrals, but not to exceed 4 percent of the Member's Base Pay for the pay period.

     (c)  Company Contributions shall be made under the ESOP Part of the Plan.

     For purposes of Section 4, a Member becomes eligible for Company Contributions immediately on enrollment under Paragraph 2.2.

     Notwithstanding any contrary Plan provision, Company Contributions with respect to qualified military service will be provided according to Code
     Section 414(u).

4.2  Timing of Contribution
     ----------------------

     The Company shall pay the Company Contribution made on a Member's behalf for each full pay period to the Trustee as soon as administratively feasible after the end of that pay period.

4.3  Members Excluded From Contribution
     ----------------------------------

     No Company Contribution shall be made on behalf of the following Members:

     (a) A Member while the Member is an executive officer of Lyondell Chemical Company; or

     (b) A Member who is expected to earn a base salary of more than $200,000, as adjusted according to Code Section 401(e)(17), on an annualized basis, determined no less frequently than each Anniversary Date; or

     (c) A Member who participates in the Lyondell Chemical Company Executive Supplementary Savings Plan.

4.4  Vesting
     -------

     Any person who becomes an Employee of the Company, a Subsidiary or an Affiliate before April 1, 2002, and is or becomes a Member of this Plan on or after April 1, 2002, shall be vested in and have a nonforfeitable right to all Company Contributions made on the Member's behalf.

     Any person who becomes an Employee of the Company, a Subsidiary or an Affiliate on or after April 1, 2002 shall be vested in and have a nonforfeitable right to Company Contributions made on the Member's behalf on the earlier of the date the Member (i) attains three years of Vesting Service; (ii) dies; (iii) attains Normal Retirement Age or (iv) becomes disabled and is eligible for long-term disability benefits under a plan sponsored by the Company, a Subsidiary or Affiliate.

4.5  Forfeitures
     -----------

     Company Contributions shall be forfeited, if the Member does not have a nonforfeitable right under Section 4.4, on the earlier of the date the Member incurs five consecutive one-year breaks in service or receives a distribution of his entire Account. Forfeitures shall be used to reduce the amount of future Company Contributions to the Plan.

     If a portion of a Member's Account is forfeited, shares of Lyondell Chemical Company Common Stock allocated to the Member's Account may be forfeited only after other assets. If more than one class of qualifying employer securities have been allocated to the Member's Account, the allocated shares must be forfeited in the same proportion of each class of shares.

4.6  Contribution Percentage Test
     ----------------------------

     The actual contribution percentage ("ACP") for a Plan Year for all eligible Highly Compensated Employees for the current Plan Year shall not exceed the greater of:

     (a) the ACP for the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 1.25, or

     (b) the ACP of the group of all eligible Non-Highly Compensated Employees for the immediately preceding Plan Year multiplied by 2.0; provided,
                                                                     --------
          however, that the ACP for the group of eligible Highly Compensated
          -------
          Employees may not exceed the ACP for the group of all eligible Non-Highly Compensated Employees by more than two percentage points.

     For purposes of the immediately preceding sentence, Code Section 401(m) and
     Section 1.401(m)-1 of the Income Tax Regulations are incorporated into the Plan for all purposes. In addition, all plans maintained by the Company and its Subsidiaries and Affiliates that are qualified under Code Section 401(a) shall be treated as a single plan for purposes of performing the ACP test, and the Plan Sponsor may elect (according to Code Section 401(m)(3)) to include in the applicable ACRs any salary reduction amounts the Company contributes to a plan maintained by the Company, or a Subsidiary or Affiliate which includes a cash or deferred arrangement meeting the requirements of Section Code 401(k). If any Highly Compensated Employee is eligible to authorize Elective Deferrals under the Plan and to have Company Contributions allocated with respect to those Elective Deferrals, or if the Highly Compensated Employee is eligible to make elective contributions (described in Code Section 402(g)(3)) under any other cash or deferred arrangement (described in Code Section 410(k)) and/or to make employee contributions (described in Code Section 401(m)) or to receive matching contributions (described in Code Section 401(m)(4)(A)) under any other qualified plan of the Company and/or any Subsidiary or Affiliate, whether or not that plan contains a cash or deferred arrangement, the disparities between the ACPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations and subsequent provision of this Paragraph.

     Subject to the limits set forth below, the ACP for a specified group of eligible Employees for a Plan Year shall be the average of the ACRs for the Plan Year. The ACP shall not include matching Company Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals or Excess Employer Contributions. If any contribution is required to satisfy the ADP test under in Paragraph 3.5, it may not be used to satisfy the ACP test. For the purposes of this Section, Compensation shall mean compensation defined in Section 4.8(c)(ii) of the Plan.

     Elective Deferrals used to compute the ADRs shall include Excess Elective Deferrals and any Elective Deferrals not taken into account in the ADP test, if the ADP test is satisfied both with and without excluding these Elective Deferrals. Any Qualified Non-Elective Contributions allocated to the Employee's Account may be taken into account for the ACP test to the extent those amounts are not needed to pass the ADP test. The ACRs of each eligible Employee and the ACP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee's Compensation. The ACR of an eligible Employee is zero if no contributions used to compute ACRs are allocated on that Employee's behalf.

     If the Company and any Subsidiary or Affiliate, individually or collectively, maintain two or more plans that are treated as a single plan for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) in effect for Plan Years which began after December 31,
     1988), all employee contributions and matching contributions, as defined in
     Section 1.401(m)-1(f) of the Income Tax Regulations, are to be treated as made under a single plan for purposes of this Paragraph and Code Sections 401(a)(4)(5), 401(k) and 410(b). Plans may be aggregated under the preceding provisions of this Paragraph only if they have the same Plan Year. If any Highly Compensated Employee participates in two or more plans of the Company or any Subsidiary or Affiliate which are subject to Code
     Section 401(m), all employee and/or matching contributions described in
     Section 1.401(m)-1(f) of the Income Tax Regulations made under those plans must be aggregated to determine the ACR with respect to that Highly Compensated Employee. Contributions and allocations under an ESOP described in Code Section

     4975(e)(7) may not be combined with contributions or allocations under any plan not described in Code Section 4975(e)(7).

4.7  Distribution of Excess Contributions to Members
     -----------------------------------------------

     If the Benefits Administrative Committee determines that the ACP for Highly Compensated Employees exceeds the limits of Paragraph 4.4 for the Plan Year, then Excess Aggregate Contributions plus income or loss shall be forfeited, if forfeitable, or distributed to Highly Compensated Employees within two and one-half months from the end of the Plan Year or as soon thereafter as practicable, but in no event later than the end of the Plan Year immediately following the Plan Year to which those Excess Aggregate Contributions pertain.

     The dollar amount of Excess Aggregate Contributions for a Plan Year shall be determined by the following leveling method, under which the ACR of the Highly Compensated Employee with the highest ACR is reduced to the extent required to (i) enable the Plan to satisfy the ACP test, or (ii) cause that Highly Compensated Employee's ACR to equal the ACR of the Highly Compensated Employee or Highly Compensated Employees with the next highest ACR. This leveling process shall be repeated until the Plan satisfies the ACP test. The dollar amount of the Excess Aggregate Contributions attributable to any Highly Compensated Employee is equal to the applicable contributions that are taken into account to compute his ACR (determined prior to applying this and the immediately preceding sentence) ("Aggregate Contributions"), minus the amount determined by multiplying the Employee's ACR, determined after applying this and the immediately preceding sentence, by his Compensation used in determining that ratio.

     The Benefits Administrative Committee (on or before the 15/th/ day of the third month after the end of the Plan Year but before the end of the next Plan Year) shall direct the Trustee to distribute a portion of the aggregated dollar amount of Excess Aggregate Contributions (and income) to the Highly Compensated Employee having the highest dollar amount of Aggregate Contributions (or, if forfeitable, forfeit the Excess Aggregate Contributions attributable to Company Contributions (and income) to the Highly Compensated Employee) so the dollar amount of Aggregate Contributions of the Highly Compensated Employee equals the dollar amount of Aggregate Contributions of the Highly Compensated Employee or Highly Compensated Employees having the next highest dollar amount of Aggregate Contributions. If the total amount distributed to the Highly Compensated Employee is less than the total Excess Aggregate Contributions, this process shall be repeated until the total Excess Aggregate Contributions are distributed. In general, a Company Contribution may be forfeited to correct Excess Aggregate Contributions only to the extent that the Company Contribution relates to an Elective Deferral that is an Excess Employer Contribution (above the ADP limits of Code Section 401(k)(3)) or an Excess Elective Deferral (above the annual dollar limit of Code Section 402(g)).

     According to Section 1.401(m)-1(e)(3)ii)(C) of the Income Tax Regulations, income or loss shall be allocated to Excess Aggregate Contributions for the Plan Year as follows:

     the income or loss on the applicable contributions used in the ACP test shall be multiplied by a fraction, the numerator of which fraction is the Member's Excess Aggregate Contributions for the Plan Year and the denominator of which is the balance in the Member's Account to the extent used in the ACP test as of the beginning of the Plan Year, plus the applicable contributions used in the ACP test for the Plan Year. If the Excess Aggregate Contributions are Recharacterized Contributions, income or loss on those contributions shall be determined in the same manner as if the Recharacterized Contributions had been distributed as Excess Employer Contributions. No income or loss will be allocated for the gap period between the end of the Plan Year and the date of distribution.

     Forfeited Excess Aggregate Contributions (and income) shall reduce the amount of future Company Contributions to the Plan.

     The Excess Aggregate Contributions allocated to each Member are deemed to be first, from the Member's Savings Contributions for the Plan Year and, if Excess Aggregate Contributions remain after distribution of all of the Member's Savings Contributions for the Plan Year, then from Recharacterized Contributions for the Plan Year, then from the Member's Company Contributions for the Plan Year, and then from any other Company Contributions allocated to the Member's Account for the Plan Year.

     Excess Aggregate Contributions, even if distributed from the Plan, are still counted as employer contributions, for purposes of Code Sections 404 and 415, for the Plan Year when made. In addition, forfeitures of excess Company Contributions to satisfy the ACP test are still counted as annual additions under Code Section 415 for the Plan Year when made for the applicable Highly Compensated Employees from whose Member Accounts those amounts were forfeited, provided, however, that if those Excess Aggregate
                             --------  -------
     Contributions are attributable to Savings Contributions (and any income) distributed to the Member pursuant to these provisions, matching Company Contributions (and any income) will be appropriately reduced, the Member shall forfeit that reduced amount and the amount shall be used to reduce future Company Contributions to the Plan. These provisions (to reduce matching Company Contributions made with respect to Savings Contributions which are distributed) are intended to comply with the requirements of Code Sections 401(a), 401(k), 401(m), 411 and 4975. If any provision of this Paragraph is inconsistent with these Code requirements, that provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the Code provisions.

4.8  Mandatory Disaggregation of Certain Plans
     -----------------------------------------

     The Plan shall be operated according to Section 1.401(k)-1(g)(11) and
     Section 1.401(m)-1(b)(3) of the Income Tax Regulations requiring mandatory disaggregation of certain types of plans. Subject to all the requirements of Section 1.401(k)-1(g)(11)(iii) and Section 1.401(m)-1(b)(3) of the Income Tax Regulations, the following plans shall be treated as separate plans:

     (a)  Plans benefiting collective bargaining unit employees.  A plan that
          -----------------------------------------------------
          benefits employees included in a unit of employees covered by a collective bargaining agreement and employees who are not included in a collective bargaining unit shall be treated as comprising separate plans.

     (b)  ESOPs and non-ESOPs.  The portion of a plan that is an ESOP and the
          -------------------
          portion of the plan that is not an ESOP shall be treated as separate plans, except as otherwise. permitted under Section 54.4975-11(e) of the Income Tax Regulations.

     (c)  Plans benefiting employees of qualified separate lines of business.
          ------------------------------------------------------------------
          If the Company is treated as operating qualified separate lines of business under Code Section 410(b), the portion of a plan that benefits employees of one qualified separate line of business shall be treated as a separate plan from the portions of the same plan that benefit employees of the Company's other qualified separate lines of business.

     (d)  Plans maintained by more than one employer
          ------------------------------------------

          (i)   Multiple employer plans.  If a plan benefits employees of
                -----------------------
                more than one employer and the employees are not included in a unit of employees covered by a collective bargaining agreement (a "multiple employer plan"), the plan is treated as comprising separate plans each of which is maintained by a separate employer.

          (ii)  Multi-employer plans.  The portion of a plan that benefits
                --------------------
                employees who are included in a collective bargaining unit, the portion of a plan that benefits employees who are included in another collective bargaining unit and the portion of a plan that benefits non-collective bargaining unit employees shall all be treated as separate plans. Consistent with Code Section 413(b), the portion of a plan maintained according to a collective bargaining agreement shall be treated as a single plan maintained by a single employer that employs all the employees whose benefits are calculated under the same computation formula and covered by that collective bargaining agreement. The non-collectively bargained portion of the plan shall be treated as maintained by one or more employers, depending on whether the non-collective bargaining unit employees who benefit under the plan are employed by one or more employers.

4.9  Section 415 Limits
     ------------------

     Capitalized terms in this Paragraph not otherwise defined in Section 1 are defined in (b). In addition to other Plan limits and notwithstanding any other Plan provisions, Annual Additions made to this Plan (and all other defined contribution plans required to be aggregated with the Plan under Code Section 415), shall not exceed the limit set forth in Code Section 415 and this Paragraph.

     (a)  Member Covered Under This Plan or This Plan and Another Defined
          ---------------------------------------------------------------
          Contribution Plan: This subparagraph applies to this Plan, or if, in
          -----------------
          addition to the Plan, the Member is covered under another qualified plan which is a defined contribution plan, a welfare benefit fund as defined in Code Section 419(e), or an individual medical account as defined in Code Section 415(1)(2), maintained by the Company during any Limitation Year, which provides an Annual Addition during the Limitation Year.

          (i) The Annual Additions credited to an Employees' Member Account under the Plan for any Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount reduced by the Annual Additions credited to a Member's account under the other plans, welfare benefit funds and individual medical accounts for the same Limitation Year or (2) any other Plan limitation. If the Annual Additions for the Member under other defined contribution plans, welfare benefit funds, and individual medical accounts maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Member's Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limit, the amount contributed or allocated will be reduced so the Annual Additions under all plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions for the Member under other defined contribution plans, welfare benefit funds and individual medical accounts, in the aggregate, are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member's Account under the Plan for the Limitation Year.

          (ii) Prior to determining the Member's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount using a reasonable estimate of the Member's annual Compensation for that Limitation Year, determined uniformly for all similarly situated Members.

          (iii) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined based on the Member's Actual Compensation for that Limitation Year.

          (iv) Pursuant to Section 1.415-6(b)(6) of the Income Tax Regulations, if a Member's Annual Additions under the Plan and all other plans result in an Excess Amount because of the forfeiture allocation, or a reasonable error in estimating a Member's annual Compensation or determining the amount of Elective Deferrals (within the meaning of Code Section 402(g)(3)) made for a Member under the limits of Code Section 415, or any other facts and circumstances the Internal Revenue Service determines justify the use of this subparagraph, that Excess Amount shall be deemed to consist of the last allocated Annual Additions, except that Annual

                 Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

          (v) If an Excess Amount was allocated to a Member's Account on a Plan allocation date which coincides with another plan's allocation date, the Excess Amount attributed to this Plan will be the product of:

                 (A) the total Excess Amount allocated as of that date, multiplied by

                 (B) the ratio of (1) the Annual Additions allocated to the Member's Account for the Limitation Year as of that date under the Plan, divided by (2) the total Annual Additions allocated to the Member's Account for the Limitation Year as of that date under the Plan and all qualified defined contribution plans.

          (vi) Any Excess Amounts attributed to the Plan shall be disposed of as follows:

                 (A) First, to the extent needed to reduce the Excess Amount, all or the portion of the Member's Savings Contributions to the Plan in the Limitation Year shall be returned to the Member, plus earnings; then, any necessary amount of the Member's after-tax contributions during the Limitation Year, plus earnings, made to any other plan maintained by the Company or any Subsidiary or Affiliate, shall be returned. Distributed amounts shall not be considered for the ACP test under Paragraph 4.4 and Code Section 401(m)(2).

                 (B) Second, if an Excess Amount still exists after applying subparagraph (a)(vi)(A) and the Member is in the Employer's service at the end of the Limitation Year, the remaining Excess Amounts shall be reallocated to a temporary suspense account and shall be applied to reduce future Employer Contributions to the Plan for the Member in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                 (C) If an Excess Amount still exists after applying subparagraph (a)(vi)(B) or the Member is not in the Employer's service at the end of the Limitation Year, then the remaining Excess Amounts shall be reallocated to a temporary suspense account and shall be reapplied to reduce future Employer Contributions for all Members in the next Limitation Year and each succeeding Limitation Year, if necessary.

                 (D) No investment gains or losses will be allocated to a temporary suspense account at any time during the Limitation Year. All amounts in the temporary suspense account must be applied as set forth above before any Employer Contributions may be made to the Plan for that Limitation Year.

          Excess Amounts may not be distributed to Members or former Members; provided, however, the Plan shall distribute Elective Deferrals to
          --------  -------
          reduce the Excess Amount due to a reasonable error in determining the amount of Elective Deferrals that may be made under the limits of Code
          Section 415, according to Section 1.415-6(b)(6) of the Income Tax Regulations. Amounts distributed shall not be taken into account for purposes of computing (i) the dollar limit on Elective Deferrals under Paragraph 3.4 of the Plan and Code Section 402(g), (ii) the ADP test under Paragraph 3.5 of the Plan and Code Section 401(k)(3), and (iii) the ACP test under Paragraph 4.4 of the Plan and Code Section 401(m)(2).

     (b)  Definitions:  For purposes of this Paragraph, the following
          -----------
          definitions apply:

          (i)   Annual Additions - For any Member, Annual Additions for the
                ----------------
                Limitation Year shall be the sum of the following allocations to the Member's account: (A) all Employer Contributions, (B) forfeitures; and (C) the amount of any nondeductible after-tax contributions. Excess Amounts applied during the Limitation Year to reduce Employer Contributions under subparagraph (a)(vi) shall be considered to be Annual Additions for that Limitation Year. Subject to the correction rules of subparagraph (a)(iv), contributions do not fail to be Annual Additions merely because they are Excess Employer Contributions above the ADP limits, Excess Aggregate Contributions above the ACP limits or Excess Elective Deferrals; but Excess Elective Deferrals distributed to the Member by April 15 following the year of deferral shall not be Annual Additions.

                Amounts allocated to an individual medical account which is part of a defined benefit plan maintained by the Employer, as defined in Code Section 415(1), are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), and under a welfare benefit fund maintained by the Employer, as defined in Code Section 419(e), are treated as Annual Additions to a defined contribution plan.

          (ii)  Compensation - A Member's wages paid by the Company during
                ------------
                the Limitation Year for services performed and currently includable in gross income under the Code. Compensation includes any and all items which may be includable in compensation under Code Section 415(c)(3), including (1) any Elective Deferral (as defined in Code Section 402(g)(3)), (2) any amount which is contributed or deferred by the Company at the Company's election and which is not includable in the Member's gross income because of Code Sections 125 and 457, and (3) effective on January 1, 2001, any amount contributed or deferred by the Company at the Member's election which is not includable in the Member's gross income because of Code Section 132(f).

          (iii)  Employer - The Employer that adopts the Plan. If a group of
                 --------
                 Employers constitutes a controlled group of corporations or trades or businesses (whether or not incorporated) which are under common control or all members of an affiliated service group or any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o), all those Employers shall be considered a single Employer to apply the limits of this Paragraph.

          (iv)   Employer Contribution - The amounts contributed by the
                 ---------------------
                 Employer for a Plan Member.

          (v)    Excess Amount - The excess of the Annual Additions credited
                 -------------
                 to the Member's Account for the Limitation Year over the Maximum Permissible Amount.

          (vi)   Highest Average Compensation - The average compensation for
                 ----------------------------
                 the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the 12-consecutive-month period corresponding to the Limitation Year.

          (vii)  Limitation Year - The Limitation Year is the calendar year.
                 ---------------

          (viii) Maximum Permissible Amount - Except to the extent permitted by
                 --------------------------
                 Paragraph 3.8, Code Section 414(v) and this definition, the Maximum Permissible Amount for any Member shall be the lesser of (A) $40,000 (adjusted for cost of living increases pursuant to Code Section 415(d)) or (B) 100 percent of his actual Compensation for the Limitation Year.

                 For any Limitation Year in which no more than one-third of the Employer Contributions for the Limitation Year (deductible as principal and/or interest payments on an Acquisition Loan) are allocated to the accounts of Highly Compensated Employees, then, according to Code Section 415(c)(6), the limits on Annual Additions and the other limits set forth in this Paragraph with for any Member shall not apply to (i) forfeitures of Lyondell Chemical Company Common Stock acquired with the proceeds of an Acquisition Loan, and (ii) Employer Contributions which are deductible under Code Section 404(a)(9)(B) as interest payments on an Acquisition Loan and charged against the Member's Account.

                 Effective on January 1 of the calendar year and each January 1 thereafter, the $40,000 limit will be automatically adjusted to the new dollar limit determined by the Commissioner of Internal Revenue for that calendar year according to with applicable provisions of Code Sections 415(b), 415(c) and 415(d). The new limit will apply to Limitation Years ending within the calendar year of the date of the adjustment. The 100 percent of actual Compensation limit referred to above shall not apply to any contribution for medical benefits which is otherwise treated as an Annual Addition (under Code Sections 401(h) or 419A(f)(2)) after separation from service or to any other amount otherwise treated as an Annual Addition under Code Sections 415(l)(1) or 419A(d)(2).

                 If a short Limitation Year is created because of an amendment changing the limitation period to a different 12-consecutive-month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limit for the short Limitation Year determined as follows: the dollar limit in effect for the calendar year in which the short Limitation Year ends will be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

4.10 Release of Shares from Unallocated Stock Account
     ------------------------------------------------

     If there is an outstanding Acquisition Loan, this Paragraph supersedes any conflicting provisions of this Section and those other provisions shall be construed consistently with this Paragraph to the fullest extent possible.

     Financed Shares shall be credited initially to the Unallocated Stock Account. No portion of the total principal and interest due on the Acquisition Loan shall be allocated as an expense to the Members' Accounts when the Financed Shares are credited to the Unallocated Stock Account. Instead, the Acquisition Loan remains a general obligation of the Trust Fund and shall be paid with the amounts contributed by the Plan Sponsor, or otherwise received by the Trust Fund, which are applied toward payment on the Acquisition Loan. Payments made by the Trustee toward an Acquisition Loan during a Plan Year shall not exceed the limits in Paragraph 5.1(b). The Acquisition Loan payment shall result in the release and transfer of Lyondell Chemical Company Common Stock from the Unallocated Stock Account to the Members' Accounts.

     As soon as practicable following payment of any portion of the Acquisition Loan, the Trustee shall release of the appropriate number of shares of Lyondell Chemical Company Common Stock from the Unallocated Stock Account. The number of shares of Lyondell Chemical Company Common Stock to be released for each Plan Year will be determined according to the applicable fraction in Paragraph 5.2.

4.11 Minimum Company Contributions
     -----------------------------

     Notwithstanding any contrary Plan provision, if there is an outstanding Acquisition Loan, the Company's contributions for a Plan Year shall not be less than the amount required to enable the Trustee to fully discharge the Current Obligations for the Plan Year, after taking into account any cash dividends applied toward the Current Obligations under Paragraph 6.10(b).

                                   SECTION 5
                                FINANCED SHARES
                                ---------------

5.1  Acquisition Loans
     -----------------

     The Trustee may enter into one or more Acquisition Loans according to applicable provisions of the Plan, the Trust, the Code and ERISA.

     (a) The Benefits Administrative Committee may direct the Trustee to incur Acquisition Loans from time to time for the following individual or combined specific purposes: (i) to finance the acquisition of Lyondell Chemical Company Common Stock under the ESOP Part of the Plan
          (ii) to pay interest on or principal of the Acquisition Loan or (iii) to repay a prior Acquisition Loan. An installment obligation incurred with the purchase of Lyondell Chemical Company Common Stock shall be treated as an Acquisition Loan, if it meets the requirements of this Paragraph.

     (b) The terms and conditions of the Acquisition Loan, together with any other related documents (including any security or guarantee agreements), shall be subject to the following provisions. An Acquisition Loan must be primarily for the benefit of Members and their beneficiaries. The terms of an Acquisition Loan shall be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's-length negotiations between independent parties. An Acquisition Loan shall be for a specific term under which the number of years to maturity is definitely ascertainable at all times, shall bear no more than a reasonable rate of interest (considering all relevant factors, including the amount and duration of the Acquisition Loan, the security and guarantee involved, the credit standing of the Plan and the guarantor of the Acquisition Loan, and the prevailing interest rate for comparable exempt loans), and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares or Financed Shares acquired with the proceeds of a prior Acquisition Loan which is being refinanced. Any collateral pledged to a creditor or other person under the Acquisition Loan shall consist only of Financed Shares or Financed Shares pledged as collateral under a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan, provided,
                                                                    --------
          however, that the Plan Sponsor or any Subsidiary or Affiliate may
          -------
          guarantee repayment of the Acquisition Loan and that guarantee may be secured by the Guarantor's property. No person entitled to payment under the Acquisition Loan shall have recourse against the Plan or the assets of the Trust Fund, except that an Acquisition Loan may permit recourse with respect to (1) the collateral pledged as security for the Acquisition Loan, (2) contributions that are made to the Trust fund to meet the Trust's obligations under the Acquisition Loan, and
          (3) earnings attributable to that collateral and the investment of those contributions. The Acquisition Loan and any related security agreements shall provide that, in the event of loan default, the value of any shares of Lyondell Chemical Company Common Stock transferred to satisfy the Acquisition Loan must not exceed the amount of default and, if the lender is a Disqualified Person, the Acquisition Loan must provide for shares to be transferred only upon, and to the extent of, the Plan's failure to meet the Acquisition Loan payment schedule. Any pledge of Financed Shares must provide for the release of the pledged shares as payments on the Acquisition Loan are made by the Trustee and as those Financed Shares are allocated to Members' Accounts under Paragraph 5.2 and Paragraph 4.9.

          Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee only from: (a) Company contributions paid in cash to enable the Plan to make payments on the Acquisition Loan (but in no event including Elective Deferrals) and allocable earnings; (b) Savings Contributions that Members have directed to be invested in shares of Lyondell Chemical Company Common Stock under the ESOP Part of the Plan, and allocable earnings, (c) the proceeds of any Acquisition Loan and the allocable earnings, and (d) any cash dividends received by the Plan on the Financed Shares. The payments made for an Acquisition Loan for a Plan Year must not exceed the sum of such Company contributions, Savings Contributions, proceeds, earnings, and dividends for that Plan Year and prior Plan Years, reduced by the amount of payments in prior Plan Years. Company contributions, Savings Contributions, proceeds, earnings and dividends used to pay the Acquisition Loan shall be separately accounted for in the Plan's accounting records until the Acquisition Loan is paid in full.

5.2  Payments on Acquisition Loan
     ----------------------------

     The acquisition of Financed Shares may be made on the open market or from the Company in a single purchase or a series of purchases over a period of time. Prior to that purchase, the Trustee may invest Acquisition Loan proceeds in interest-bearing accounts or instruments. The interest shall be applied to repay the Acquisition Loan, or, if the Acquisition Loan has been repaid in full, shall be allocated on the last day of the Plan Year among the Accounts of all Members in proportion to their Base Pay for the Plan Year. Financed shares shall remain in the Unallocated Stock Account until released. When any portion of the Acquisition Loan is repaid, the Financed Shares shall be released from the Unallocated Stock Account according to this Paragraph. For each Plan Year during the Acquisition Loan, the number of Financed Shares released from the Unallocated Stock Account and allocated to Members' Accounts shall not be less than the number calculated as follows:

     (a) The number of Financed Shares held in the Unallocated Stock Account immediately before the release in the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Acquisition Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. The interest to be paid in future Plan Years is computed by using the interest rate in effect as of the last day of the current Plan Year, and future years will be determined without taking into account any possible extension or renewal periods of the Acquisition Loan.

     (b) In lieu of the method described in clause (a), the Plan Sponsor may elect (for each Acquisition Loan), or the provisions of the Acquisition Loan may provide for, the release of Financed Shares from the Unallocated Stock Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only if: (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years; (ii) interest included in any payment on the Acquisition Loan is disregarded only if it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even if the Acquisition Loan is renewed, extended or refinanced.

     If an Acquisition Loan which initially satisfied the conditions in (b) subsequently ceased to satisfy those conditions because of its renewal, extension or refinancing, then (a) shall be used to determine the number of shares to be released upon payment of any principal or interest on the Acquisition Loan.

     As of each date that payments are made on an Acquisition Loan (other than payments made with the proceeds of a new Acquisition Loan) the Financed Shares released from the Unallocated Stock Account shall be allocated to individual Members' Accounts in proportion to the amounts debited from each Member's Account to make the Acquisition Loan payments.

     If, as of the date of Plan termination, the Trustee remains indebted under any Acquisition Loan, the Benefits Administrative Committee (prior to making the final allocations under the Plan) may, to the extent not inconsistent with applicable law, instruct the Trustee to pay accrued interest and principal and the remaining principal balance of the Acquisition Loan with shares of Financed shares held in the Unallocated Stock Account or with the proceeds of a sale or other disposition of such Financed Shares. If any shares remain in the Unallocated Stock Account after all Acquisition Loans have been fully discharged, those shares shall be allocated as income of the Trust Fund for the Plan Year in which the Plan terminates among Members' Accounts according to the ratio that the balance credited to each Account as of the first day of the Plan Year bears to the total of the balances credited as of the first day of the Plan Year of all Member Accounts. Notwithstanding the fact that the ESOP Part of the Plan may cease to be an ESOP, Financed Shares shall, to the extent applicable, continue to be subject to Paragraph 6.15 relating to put, call or other options and to buy-sell or similar arrangements after the Trustee fully repays the Acquisition Loan.

                                   SECTION 6
                        INVESTMENT OF MEMBERS' ACCOUNTS
                        -------------------------------

6.1  Members' Accounts
     -----------------

     The Benefits Administrative Committee shall establish and maintain an Account in each Member's name. Separate records shall be maintained for the separate subaccounts in a Member's Account.

6.2  Investment of Elective Deferrals, Savings Contributions, Rollover
     -----------------------------------------------------------------
     Contributions Qualified Non-Elective Contributions and Non-Elective
     -------------------------------------------------------------------
     Contributions
     -------------

     Upon receipt of a Member's Elective Deferrals, Savings Contributions, Rollover Contributions or any Qualified Non-Elective Contributions or Non-Elective Contributions made by the Company on the Member's Behalf, except as provided below, the Trustee shall invest contributions when received, according to the Member's direction in the following investment alternatives.

     (a) In Lyondell Chemical Company Common Stock held under the ESOP Part of the Plan;

     (b)  In various investment funds offered under this Plan.

     A Member's initial investment directions shall be provided in the form and manner approved by the Benefits Administrative Committee. The directions shall remain in effect until the Member provides new directions. Each Member is designated as a "named fiduciary" for his investment directions but only to the extent that Section 404(c) of ERISA does not already apply to those investment directions.

     A Member may change his initial investment directions at any time by submitting a change in investment directions in the form and manner approved by the Benefits Administrative Committee. Any change of investment directions becomes effective as soon as administratively possible after the Member properly completes a change in investment directions.

     If a Member fails to make an initial investment direction, the Benefits Administrative Committee, consistent with its fiduciary obligations, shall direct the Trustee to invest contributions in one or more of the Plan's investment funds.

6.3  Investment of Company Contributions
     -----------------------------------

     All Company Contributions under Paragraph 4.1 and any interest attributable to the proceeds of an Acquisition Loan allocated to Members' Accounts under Paragraph 5.2 after the Acquisition Loan has been repaid in full shall be invested in Lyondell Chemical Company Common Stock under the ESOP Part of the Plan.

6.4  Funds Invested in Former Employer Stock
     ---------------------------------------

     Certain assets transferred to the Prior Plan or transferred from a Transferor Company Plan to this Plan were invested in Former Employer Stock. Subject to the conversion rights described in 6.5, these assets will continue to be invested in Former Employer Stock. Dividends and distributions attributable to Former Employer Stock shall be reinvested according to the Member's direction under Section 6.2.

6.5  Stock Sale and Reinvestment
     ---------------------------

     (a) A Member, by a change in investment direction, at any time may direct that shares of Lyondell Chemical Company Common Stock or Former Employer Stock be converted to cash and the proceeds, less any applicable sale expenses, be invested in an option described in Paragraph 6.2. Each Member is designated as a "named fiduciary" with respect to his investment directions made pursuant to this subparagraph to the extent that Section 404(c) of ERISA does not apply to such investment directions.

     (b) Dividends attributable to shares of Lyondell Chemical Company Common Stock shall be reinvested in Lyondell Chemical Company Common Stock, unless the Member elects direct dividend payment under Paragraph 6.10(a).

6.6  Changes Among Other Investment Options
     --------------------------------------

     A Member, at any time by a change in investment directions, may direct that funds invested in any investment option under Paragraph 6.2 be invested in any other permitted investment option, subject to the restrictions of
     Section 6.4. A Member may not change an investment option for earnings accrued on pending cash dividend payments on Lyondell Company Common Stock until dividends have been paid in cash to the Member's Account according to Paragraph 6.10(a). Each Member is designated as a "named fiduciary" for these investment directions to the extent that Section 404(c) of ERISA does not apply already to these investment directives.

6.7  Common Stock Purchase and Sale
     ------------------------------

     Purchases and sales of Lyondell Chemical Company Common Stock or sales of Former Employer Stock shall be handled according to the following rules and any additional procedures, consistent with these rules, which the Benefits Administrative Committee establishes from time to time:

     (a)  General:

          The Benefits Administrative Committee, in its discretion, (1) may match the purchase and sale orders scheduled for transactions in the open market and transact the net purchase or sale, or (2) may agree with the administrator of one or more other individual account plans maintained by the Company or its Subsidiaries or Affiliates, Equistar Chemicals, LP or by LYONDELL-CITGO

          Refining LP to combine and match orders for all plans and execute a net purchase or sale.

     (b)  Purchases and Sales of Stock:

          (i) Purchases and sales shall normally be made in the open market. If a common stock purchase is made from Lyondell Chemical Company, the purchase shall be at prices to the Plan not to exceed the fair market value of Lyondell Chemical Company Common Stock on the date of purchase, determined by the Trustee. The Plan may not obligate itself to acquire shares of Lyondell Chemical Company Common Stock or other securities from a particular security holder for an indefinite time determined by an event such as the death of the holder.

          (ii) Allocations of purchases to Members' Accounts will be made in full and fractional shares.

          (iii) The Trustee may limit the daily volume of purchases or sales to the extent it believes that action is in the Members' best interests

          (iv) The cost allocated to each affected Member's Account for a purchase of Lyondell Chemical Company Common Stock shall be based on the average cost per share of all Common Stock purchased for a particular transaction during the period of time by the Trustee.

          (v) The proceeds allocated to each affected Member's Account for a sale shall be based on the average cost per share of all stock sold for a particular transaction during the period of time by the Trustee.

          (vi) Brokerage commissions, transfer fees and other expenses actually incurred in any sale or purchase shall be equitably allocated and added to the cost or subtracted from the proceeds of all purchases or sales, as the case may be, for a pricing day.

     (c)  Options, Rights and Warrants:
          ----------------------------

          A Member may direct the Benefits Administrative Committee to use any available cash or funds held in one of the Member's various investment options under Paragraph 6.2 to exercise any options, rights or warrants issued with respect to Lyondell Chemical Company Common Stock or Former Employer Stock in the Member's Account. Absent direction, or if there are no available funds, any option, right or warrant having a market value shall be sold for the Member's Account.

6.8  Voting or Tender of Stock
     -------------------------

     (a) Each Member (or deceased Member's beneficiary) has the right to direct how the Trustee votes the shares of Lyondell Chemical Company and Former Employer

          Stock allocated to his Account, on any matter brought before any meeting of the stockholders of a company. When directions are timely received, the Trustee shall vote the number of shares of Lyondell Chemical Company and Former Employer Stock allocated to the Member's Account as directed, and the Trustee shall have no discretion in voting. Fractional shares shall be aggregated into whole shares of each company's stock and voted only to the extent of the last whole share. The Trustee shall hold the instructions it receives from Members (or beneficiaries) in confidence and instructions shall not be divulged to any person, including the Benefits Administrative Committee or any Company officer or employee. If the Trustee does not receive timely instruction from a Member (or beneficiary) on how to vote shares of Lyondell Chemical Company or Former Employer Stock allocated to his Account, the Trustee shall vote uninstructed shares consistent with its fiduciary responsibilities, unless the Benefits Administrative Committee directs otherwise. The Trustee shall also vote unallocated shares of Lyondell Chemical Company Common Stock held in the Unallocated Stock Account consistent with its fiduciary responsibilities, unless the Benefits Administrative Committee directs otherwise.

     (b) Each Member (or a deceased Member's beneficiary) shall have the right, to the extent of the number of whole shares of Lyondell Chemical Company and Former Employer Stock allocated to his Account, to provide the Trustee with written directions on how to exercise rights other than voting rights with respect to those shares. When the Trustee receives timely direction, it shall act as instructed. The Trustee shall hold Members' (or beneficiaries') instructions in confidence and they shall not be divulged to any person, including the Benefits Administrative Committee or any Company officer or employee. If the Trustee fails to receive timely instruction from a Member (or beneficiary) on how to exercise a right other than a voting right, the Trustee shall not exercise any right for an allocated share of Lyondell Chemical Company or Former Employer Stock and the Trustee has no discretion in this matter. The Trustee shall exercise rights, other than voting rights, for unallocated shares of Lyondell Chemical Company Common Stock held in the Unallocated Stock Account and fractional shares of Lyondell Chemical Company and Former Employer Stock (which shall be aggregated into whole shares of each company's stock) allocated to Members' Accounts consistent with its fiduciary responsibilities, unless the Benefits Administrative Committee directs otherwise.

     (c) Subject to the specific requirements for Tender Offers in (d), the Trustee shall notify Members (or deceased Members' beneficiaries) of each occasion to exercise voting rights and rights other than voting rights within a reasonable time before those rights are to be exercised. This notice shall include all information (including any proxy solicitation materials) that Lyondell Chemical Company or any former employer, as applicable, distributes to shareholders on exercising these rights as well as a form requesting confidential directions to the Trustee on how shares of Lyondell Chemical Company or Former Employer Stock allocated to the Member's Account shall be voted on each matter. These proxy solicitation materials shall be the same as those generally provided to shareholders of

          Lyondell Chemical Company Common Stock or Former Employer Stock. The Trustee shall not recommend to Members (or beneficiaries) on whether to vote or how to vote. The Trustee shall hold Members' (or beneficiaries') instructions in confidence and they shall not be divulged to any person, including the Benefits Administrative Committee, or any Company officer or employee; provided, however, that
                                                         --------  -------
          the Trustee shall advise any officer of the Company, at any time on request, of the total number of shares of the Company's stock that it has been instructed to vote in favor of each matter, the total number of shares of stock that it has been instructed not to vote in favor of each matter and the total number of shares for which it received no instructions.

     (d) If there is a Tender Offer, the Benefits Administrative Committee shall direct the Trustee to take those steps reasonably necessary to furnish information to, and request instructions from, each Member (or beneficiary) who has shares of Lyondell Chemical Company Common Stock or Former Employer Stock allocated to his Account, in substantially the same manner information generally is provided to shareholders. The Trustee shall:

          (i) Inform each Member (or beneficiary) of the Tender Offer; provided, however, the Trustee shall not make any
                 --------  -------
                 recommendations on the Tender Offer;

          (ii) Transmit written information and other materials relating to the Tender Offer to each Member (or beneficiary) that is made available by the persons or entities making the Tender Offer to the shareholders of the stock generally;

          (iii) Request written instructions from each Member (or beneficiary) on or not to tender or exchange the shares of stock allocated to his Account; and

          (iv) Use reasonably diligent efforts to tender or exchange of allocated shares of stock on a nondiscriminatory basis according to the written instructions received from the Members and beneficiaries.

          A Member's (or beneficiary's) instructions will be applied to the total number of shares allocated to his Account, regardless of whether the shares are vested, at the close of business on the day before the date on which the tender offer commences. According to the terms and conditions of the Tender Offer, the Trustee will tender or exchange shares of stock that it has been properly instructed to tender or exchange, and it will not tender or exchange shares when it has not been properly instructed to tender or exchange. A Member's (or beneficiary's) instructions to the Trustee to tender or exchange shares will not be deemed a Plan withdrawal or suspension or a forfeiture of any portion of the person's interest in the Plan.
          Shares of stock which are not tendered or exchanged pursuant to valid instructions shall remain invested in that stock.

6.9  Title of Investments
     --------------------

     All investments will be held in the name of the Trustee or its nominees.

6.10 Dividend Allocation
     -------------------

     (a) The Vice President and Chief Financial Officer of Lyondell Chemical Company shall certify in writing to the Benefits Administrative Committee whether each dividend distribution paid on Lyondell Chemical Company Common Stock was made out of Company earnings and profits for federal income tax purposes. No portion of any dividend distribution shall be paid in cash to any Member unless and until the Chairman of the Benefits Administrative Committee receives the certification.

          If there is no outstanding Acquisition Loan at the time cash dividends on shares of Lyondell Chemical Company Common Stock are paid to the Trust Fund, or, if there is an outstanding Acquisition Loan at that time, then for only those allocated shares which are not Financed Shares, each Member may elect, at the time the Benefits Administrative Committee designates, whether any or all cash dividends for Lyondell Chemical Company Common shall be paid to the Member in cash (or, if the Member dies, to the Member's beneficiary in cash). If a Member does not elect payment of cash dividends, the dividends shall be reinvested in Lyondell Chemical Company Common Stock. Subject to Code requirements, the Benefits Administrative Committee shall determine the date when any cash payment shall be made to the Member (or, if the Member dies, to the Member's beneficiary).

     (b) If an Acquisition Loan exists when cash dividends on shares of Lyondell Chemical Company Common Stock are paid to the Trust Fund, then the Trustee shall apply the cash dividends paid on those allocated Financed Shares to pay principal and/or interest on the Acquisition Loan. Lyondell Chemical Company Common Stock with a fair market value equal to the cash dividends applied toward payment of the Acquisition Loan then shall be released from the Unallocated Stock Account and shall be allocated to each affected Member's Account in the same proportion as if the Member directly owned those shares of stock allocated to his Account on the record date for the cash dividends.

     (c) Cash dividends for any Financed Shares credited to the Unallocated Stock Account shall be paid to the Trust. These cash dividends shall be allocated to the Unallocated Stock Earnings Account and the Trustee shall apply those dividends to pay principal and/or interest on the Acquisition Loan. On payments of the Acquisition Loan, Financed Shares from the Unallocated Stock Account shall be released and those Financed Shares shall be allocated to Members' Accounts according to the procedures in Paragraphs 4.9 and 5.2.

     (d) Except as provided in (a), (b) and (c), all dividends or other distributions attributable to shares of Lyondell Chemical Company Common Stock or Former

          Employer Stock shall be allocated to the Member whose Account is credited with those shares.

6.11 Member Account Valuation
     ------------------------

     The fair market value of each Member's Account shall be determined on each Valuation Date. The fair market value of a Member's Account shall reflect the allocable share of the income or loss and appreciation or depreciation of the Trust Fund. To the extent shares of Lyondell Chemical Company Common Stock or Former Employer Stock are not readily tradable on an established securities market, all valuations of those shares shall be made by an independent appraiser.

6.12 Determining Income or Loss and Appreciation or Depreciation
     -----------------------------------------------------------

     Each subaccount in a Member's Account shall be divided into Member Fund Subaccounts to allocate income or loss and appreciation or depreciation of the Trust Fund according to Section 6.11. On each Valuation Date, the applicable share of the income or loss and appreciation or depreciation of each investment fund, separately and respectively, since the prior Valuation Date shall be allocated among the corresponding Member Fund Subaccounts as follows:

     (a) If investments are in funds composed of mutual fund shares, the income or loss and appreciation or depreciation allocation on a given Valuation Date shall be based on the net asset value of the mutual fund shares allocated to each Member Fund Subaccount as of the Valuation Date.

     (b) If investments are in funds other than mutual funds, the income or loss and appreciation or depreciation, separately and respectively, shall be allocated among the corresponding Member Fund Subaccounts of the Members who had corresponding Member Fund Subaccounts on the prior Valuation Date. Each corresponding Member Fund Subaccount shall be credited (or debited) with the proportion of income or loss and appreciation or depreciation which the value of each corresponding Member Fund Subaccount on the previous Valuation Date bears to the value of all corresponding Member Fund Subaccounts on that date.

     (c) For each Member whose employment terminates for any reason, as long as there is any balance in any of his Subaccounts, the Subaccounts shall continue to receive allocations under this Paragraph; provided,
                                                                --------
          however, that the Subaccounts values on the previous Valuation Date
          -------
          shall be reduced by the amount of any payments made since that Valuation Date.

6.13 Voting Investment Funds
     -----------------------

     The Trustee shall exercise all voting and other rights associated with any investments held in the separate investment funds according to the Trust Agreement.

6.14 Investment Advisory Fees
     ------------------------

     Any investment advisory fees paid to third parties for investment fund management shall be charged to each fund, respectively.

6.15 Member Protection
     -----------------

     To the extent deemed necessary to ensure that all applicable requirements of Code Sections 409, 411(d)(6) and 4975(e)(7) continue to be satisfied for Lyondell Chemical Company or other Former Employer Stock held in the Plan, no shares of Lyondell Chemical Company Common Stock held by the ESOP Part of the Plan, or shares of Lyondell Chemical Company or Former Employer Stock that were transferred to the Plan from a plan maintained by a company that is a Transferor Company, shall be subject to put, call or other option, or to a buy/sell or similar arrangement. This Paragraph shall continue to apply to those shares of Lyondell Chemical Company or Former Employer Stock held under the Plan even if the ESOP Part of any transferor plan ceases to be an ESOP under Code Sections 409 or 4975(e)(7).

                                   SECTION 7
                        ELECTIVE DEFERRAL WITHDRAWALS
                        -----------------------------
                           DUE TO FINANCIAL HARDSHIP
                           -------------------------

7.1  Withdrawal Application
     ----------------------

     A Member, other than a Member awaiting a deferred distribution, may request a withdrawal of the Member's Elective Deferrals (including any Recharacterized Contributions but excluding earnings on Elective Deferrals and Recharacterized Contributions after January 1, 1989), due to financial hardship at any time if the Member has not attained age 59 1/2 and if the Member does not have any contributions, other than Elective Contributions, invested in a self-directed brokerage account, provided, that no more than
                                                    --------
     one hardship withdrawal may be granted during each six-month period.

     A hardship withdrawal request must be made to the Benefits Administrative Committee at the time and in the manner prescribed by the Benefits Administrative Committee and shall include documentation and/or written explanation requested by the Benefits Administrative Committee to demonstrate the existence and the amount of the financial hardship and to ensure that the Member understands and will comply with this Section.

7.2  Basis for Withdrawal
     --------------------

     A withdrawal due to financial hardship shall be authorized if the withdrawal does not exceed the amount of the Member's immediate and heavy financial need, plus a gross up for taxes due on the withdrawal, and if the withdrawal is based on the need for funds under one or more of the four following circumstances:

     (a) Medical expense payments described in Code Section 213(d) and incurred or reasonably anticipated to be incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Code Section
          152);

     (b) The payment of all or a portion of the purchase price (excluding mortgage payments) of a Member's principal residence:

     (c) Tuition and related educational fees payments for up to the next 12 months of post-secondary education for the Member, or the Member's spouse, children or dependents; or

     (d) The need to prevent the Member's eviction from his principal residence or mortgage foreclosure on the Member's principal residence.

7.3  Conditions to Payment
     ----------------------

     Absent actual knowledge, a Member is deemed to have met the withdrawal requirements under this Section if he submits a written request specifically identifying the hardship and attaches a photocopy of (i) bills for previously incurred medical care or physician's reports and other evidence of medical care to be incurred, (ii) a contract to purchase property which he represents to be his principal residence, (iii) a notice or other evidence of imminent eviction from property which the Member represents to be his principal residence, (iv) a notice or other evidence of imminent foreclosure action on property which the Member represents to be his principal residence, (v) enrollment or registration forms or other evidence of tuition and related educational fees due for the next 12 months of post-secondary education, or (vi) other evidence of the claimed hardship and the amount of funds required to alleviate the hardship.

     In addition, the Member must represent that (i) the financial need cannot be relieved by insurance reimbursement or compensation or otherwise, (ii) the financial need cannot be relieved by liquidating of any of the Member's remaining assets (or any remaining assets of the Member's spouse or minor children that are readily available) without the liquidation itself causing an immediate and heavy financial hardship, (iii) the financial need cannot be relieved by the Member's stopping any authorized Plan contributions,
     (iv) the Member has received or applied for all other distributions available from plans maintained by the Company (or any other employer), and distributions have not or will not relieve the claimed financial hardship, and (v) the Member has received or applied for all nontaxable loans available from plans maintained by the Company (or any other employer) and from commercial sources, and those loans have not or will not relieve the claimed financial hardship. A need cannot reasonably be relieved by one of the actions listed in items (i) through (v) above if the effect would be to increase the amount needed. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other necessary financing.

     The Benefits Administrative Committee has no duty or obligation to independently investigate or verify the truth or accuracy of any of the Member's representations or the authenticity or accuracy of any documentary evidence the Member provides and, absent actual knowledge to the contrary, the Benefits Administrative Committee shall assume that any representation made is true and correct and any documentary evidence is authentic and correct.

7.4  Additional Requirements
     -----------------------

     If a financial hardship withdrawal is granted, (i) the Member's contributions to any other plan of "qualified" deferred compensation, other than contributions to health or welfare benefit plans or mandatory contributions to any defined benefit plan maintained by the Plan Sponsor or any Subsidiary or Affiliate, and (ii) the Member's Elective Deferrals and Savings Contributions under this Plan will be suspended for the six month period immediately following the hardship distribution date. A Member may not request a Direct Rollover of any financial hardship withdrawal.

                                   SECTION 8
                         WITHDRAWALS DURING EMPLOYMENT
                         -----------------------------

8.1  In General
     ----------

     A Member may at any time request to withdraw all or part of the Member's Withdrawable Amounts. For purposes of this Section, dividends on shares of Lyondell Chemical Company Common Stock attributable to Withdrawable Amounts shall not be eligible for a part of a partial withdrawal under this Section. Any request for a withdrawal of Withdrawable Amounts must be in the form and manner approved by the Benefits Administrative Committee. Distribution will be made in the form described in Paragraph 8.6 and in the order of priority set forth in Paragraph 8.2 or Paragraph 8.3, as applicable. All withdrawals shall be based on the current market value of the Withdrawable Amounts on the Valuation Date immediately prior to the date of the distribution and shall be taken proportionately from each Member Fund Subaccount unless the Member otherwise specifically directs.
     If the market value of a Member's Fund Subaccounts on the actual distribution date is less than the current Market Value on last Valuation Date prior to the distribution, any withdrawal will be limited to the market value on the distribution date.

8.2  Total Withdrawals
     -----------------

     A Member may request a total withdrawal of all Withdrawable Amounts. A Member who has attained age 59 1/2 may request a total withdrawal of Withdrawable Amounts, plus all of the Member's Elective Deferrals and Company Contributions. Total withdrawals shall be distributed in a single lump sum payment as soon as practicable after the date the withdrawal request is received by the Benefits Administrative Committee.

8.3  Partial Withdrawals
     -------------------

     A Member may make a partial withdrawal of his Withdrawable Amounts, or if the Member has attained age 59 1/2, a partial withdrawal of his Withdrawable Amounts, Elective Deferrals and Company Contributions. A partial withdrawal will be made in the following order by distributions from each category until the amounts in that category are exhausted:

     (a) Amounts credited as the Member's After-Tax Contributions made prior to January 1, 1987;

     (b)  Amounts credited as:  (i) Savings Contributions, plus earnings, and
          (ii) all Member After-Tax Contributions made on or after January 1, 1987, plus earnings;

     (c) Amounts credited as (i) After-Tax Matching Contributions, plus earnings, and (ii) After-Tax Contributions, plus earnings;

     (d)  Amounts credited as Prior Millennium Plan Accounts, plus earnings;

     (e)  Amounts credited as Rollover Contributions;

     (f) Amounts credited as Elective Deferrals, plus earnings, if the Member has attained age 59 1/2 ; and

     (g) Amounts credited as Company Contributions, plus earnings, if the Member has attained age 59 1/2.

8.4  Special ESOP Distribution Rule
     ------------------------------

     A Member may withdraw, at any time, assets maintained in the Member's Account which were formerly held under the Atlantic Richfield Employee Stock Ownership Plan and transferred to the Prior Plans, or which were held under the Millennium Employee Stock Ownership Plan and ultimately transferred to this Plan, notwithstanding any contrary Plan provision or any terms, conditions or limits which otherwise apply to withdrawals under this Section.

8.5  Irrevocable Election
     --------------------

     An election to make a withdrawal pursuant to this Section shall be irrevocable upon receipt of a properly completed withdrawal election.

8.6  Payment Form
     ------------

     Withdrawal distributions shall be made in a lump sum cash payment; provided, that a Member may elect to receive withdrawals of amounts
     ---------
     attributable to Former Employer Stock or Lyondell Chemical Company Common Stock in the form of stock.

                                   SECTION 9
                               LOANS TO MEMBERS
                               ----------------

9.1  General Provisions
     ------------------

     A Qualified Participant may borrow according to the terms and conditions of this Section and the loan procedures established by the Benefits Administrative Committee.

9.2  Loan Procedures
     ---------------

     The Benefits Administrative Committee shall establish loan procedures, consistent with applicable provisions of the Code and ERISA, which govern Plan loan approval and administration. The procedures shall be uniformly applied to all similarly situated Qualified Participants. The Benefits Administrative Committee may prescribe additional loan procedures it deems to be necessary or appropriate.

9.3  Loan Amount
     -----------

     A Qualified Participant may borrow no less than $1,000 for a general loan or $15,000 for a residential loan, but no more than the lesser of (a) $10,000 or one half of the Qualified Participant's account value on the loan application date, whichever is greater, or (b) $50,000, reduced by the highest outstanding loan balance under the Plan during the preceding 12 months. The amount of any loan shall not exceed the Qualified Participant's account value on the loan application date.

9.4  Security
     --------

     A loan shall be secured by one-half of the total value of the Qualified Participant's account and shall be considered an investment in that account.

9.5  Deemed Distribution on Default
     ------------------------------

     If a Member:

     (a) ceases to receive regular Base Pay, and has not made any alternative provision to repay the loan, or

     (b) fails to repay principal or interest under a loan when due, then the loan will be deemed in default and the Benefits Administrative Committee will realize on the security according to applicable laws. A loan repayment which is suspended, as permitted under Code Section 414(u)(4), shall not be considered a default during the suspension period.

     If a loan is deemed in default, the unpaid balance and all accrued but unpaid interest is due and payable immediately. Following a default, the Benefits Administrative Committee may apply any secured portion of the Qualified Participant's Account balance to pay the loan, in whole or in part, and take any other action or remedy as allowed by law, but no portion of a Qualified Participant's Account balance attributable to Elective Deferrals shall be applied to repay the loan before the Account balance is otherwise distributable under Plan terms, except as permitted by the Code and ERISA.

                                  SECTION 10
                      PAYMENTS ON TERMINATION OF COMPANY
                      ----------------------------------
                  EMPLOYMENT, DEATH, DISABILITY, RETIREMENT,
                  ------------------------------------------
                           DIVORCE OR OTHER REASONS
                           ------------------------

10.1 Employment Termination
     -----------------------

     (a) If Plan Membership is terminated due to a Member's disability or if the Member's employment with the Company and its Subsidiaries terminates (for a reason other than death), the Member shall receive all amounts credited to the Member's Account on the Valuation Date immediately prior to the distribution date according to this Paragraph. Each Member shall be fully vested at all times in all amounts credited to the Member's Account.

     (b) If a Member whose Account balance is more than $5,000 ($3,500 prior to January 1, 1998) as of the Valuation Date immediately before the Member's termination does not apply for distribution following employment termination according to (c), distribution will be deferred and the following provisions shall apply:

          (i) The Member has the right to continue to invest his Account in and among each of the investment alternatives available under the Plan from time to time;

          (ii) The Member may not withdraw any funds from the Member's Account between the Member's employment termination date and the date the Member's Account is finally distributed;

          (iii) A Member's Account shall be distributed as soon as practicable after the Member attains age 65; and

          (iv) If the Member dies prior to final distribution, the Member's Account shall be distributed according to Paragraph 10.2.

     (c) In lieu of a distribution at age 65, a Member whose Member Account balance is more than $5,000 ($3,500 prior to January 1, 1998) as of the Valuation Date immediately before the Member's termination may elect in writing to receive distribution at any time following the Member's employment termination of all amounts credited to the Member's Account. A Member who does not elect distribution is deemed to have elected to defer distribution as provided in (b). Notwithstanding any contrary Plan provision, prior to April 1, 1999, a distribution of a Member's Account for a Member attaining age 70 1/2 prior to April 1, 1999 who is not a "5% owner" (as defined in Code
          Section 416), shall commence no later than the April 1 following the calendar year in which the Member attains age 70 1/2 after March 31, 1999, whether or not the Member's Service had terminated that year. Effective April 1, 1999, a distribution of a Member's Account for a Member attaining age 70 1/2 after March 31, 1999, who is not a 5% owner, shall commence no later than the April 1 following the later of (i) the calendar year in which the Member attains 70 1/2 or (ii) the calendar year in which the Member's Service terminates. If a Member is receiving distributions from his Account on April 1999 according to this Section as in effect before April 1, 1999, but would not be required to receive distributions under this Section as in effect on April 1, 1999, then the Member may elect to stop distributions from the Member's Account until the April 1 after the end of the calendar year in which the Member's Service terminates. Distributions under this Section shall be at least equal to the required minimum distributions under Code Section 401(a)(9) and associated regulations. Distribution of a Member's Account for any Member who is a 5% owner (as described in Code Section 416(i)(1)(A) determined for the Plan Year ending in the calendar year in which the Member attains age 70 1/2) shall occur no later than the first day of April following the calendar year in which the Member attains age 70 1/2. For Plan distributions made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) according to the regulations under Code Section 401(a)(9) proposed on January 17, 2001, notwithstanding any contrary Plan provision. This amendment shall continue in effect until the end of the last calendar year which begins before the effective date of final regulations under Code Section 401(a)(9) or some other date specified in guidance published by the Internal Revenue Service.

     (d) If a Member has an Account balance of $5,000 ($3,500 prior to January 1, 1998) or less as of the Valuation Date immediately before the Member's termination, the Member's Account shall be distributed as soon as practicable, but if the Member Account balance is more than $5,000 on the Valuation Date immediately before the actual distribution date, the Member's Account balance distribution shall be made according to (b) and (c).

     (e) If Code Sections 401(a)(11) and 417 do not apply to the distribution, the distribution may commence less than 30 days after giving the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations, provided that:

          (i) the Member has been clearly informed of his right to at least a 30 day notice period to consider whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Member, after receiving the notice, affirmatively elects a distribution.


     (f) For purposes of subparagraphs (b) through (d), a Member's Account balance shall be calculated without regard to any Rollover Contribution, plus earnings, held in the Member's Account.

10.2 Death
     -----

     (a) Except as provided in (b) and (c), if a Member dies or if a former Member dies prior to distribution under Paragraph 10.1, and the Member or former Member is survived by a spouse, the Member's or former Member's Account shall be paid to the spouse of the Member or former Member's spouse.

     (b) If a Member dies, or a former Member dies prior to distribution under Paragraph 10.1, and the consent requirements under (c) have been met, the Member's or former Member's Account shall be paid to the most recently designated beneficiary or beneficiaries according to the Member's beneficiary designation. If no designation was made, or if all designated beneficiaries die before the Member or former Member, payment shall be made to the Member's or former Member's estate.

     (c) If a Member or former Member is survived by a spouse, a Member's or former Member's Account may be paid to the beneficiary or beneficiaries most recently designated by the Member or former Member in writing on a form approved by and filed with the Benefits Administrative Committee; provided that, (i) the surviving spouse of the Member or former Member has irrevocably consented in writing to the designation of a specific beneficiary or beneficiaries to receive Plan benefits, the consent acknowledged the effect of the waiver and the consent was witnessed by a notary public, or (ii) it is established to the Plan's satisfaction that the required consent could not be obtained because the surviving spouse could not be located or because of other circumstances the Secretary of Treasury may prescribe.

     (d) Any payment made under Paragraphs (a), (b) or (c) shall be made no later than 90 days following the close of the Plan Year in which the Plan received certification of the Member's death; provided, however, that if distributions have begun prior to the Member's or former Member's death, the remaining interest shall be distributed at least as rapidly as the method of distribution in effect as of the Member's or former Member's death.

     (e) If the Member has not executed a new beneficiary designation under this Plan, the Member's beneficiary designation for a Prior Plan shall remain in effect.

10.3 Disability
     ----------

     Disability means that a Member is determined to be disabled under the terms of a long-term disability plan sponsored by the Company or a Subsidiary or Affiliate.

10.4 Divorce
     -------

     Pursuant to Qualified Domestic Relations Order Procedures adopted by the Benefits Administrative Committee, to the extent specified in a QDRO, distributions from a Member's Account may be made to an Alternate Payee prior to the Member's termination of employment, death, disability or retirement. Distributions under this

     Paragraph shall be made at the time set forth in the QDRO or, if the order provides, at the time elected by the Alternate Payee. Distributions shall be made in Lyondell Chemical Company or Former Employer Stock (if Lyondell Chemical Company or Former Employer Stock exists in the Member's Account) if the Alternate Payee is awarded stock under the QDRO, if the Alternate Payee requests distribution in the form of Lyondell Chemical Company Common Stock or Former Employer Stock or to the extent a proportionate division of the Member's Account results in a portion of the distribution in stock.

     When the Benefits Administrative Committee receives notice that a domestic relations order intended to be a QDRO is being prepared and will be provided to the Benefits Administrative Committee within a reasonably short period of time, the Benefits Administrative Committee may place a temporary hold on any Plan benefit distribution to the affected Member, pending the determination of (a) whether the order is a QDRO and (b) the rights of the Alternate Payee under such order.

10.5 Distributions
     -------------

     (a) Except as provided in Paragraphs 10.4 and 10.5(e), distributions shall be made in Lyondell Chemical Company Common Stock or Former Employer Stock, to the extent assets are held in the form of stock, and in cash to the extent invested in any other investment funds maintained under the Plan, unless the Member (or the Member's beneficiary in the case of the Member's death), elects in a form and manner approved by the Benefits Administrative Committee that all amounts held in the Member's Account be converted to cash or stock and paid in a single payment to the Member. Distributions made in the form of Lyondell Chemical Company Common Stock or other qualified employer security shall be subject to the distribution requests under 10.5(f).

     (b) All Plan distributions shall be determined and made according to the provisions of Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed Income Tax Regulations, which are incorporated by reference in this Plan. These requirements shall take precedence over any inconsistent Plan provision.

     (c) The amount of any distribution to be made under this Section shall be reduced by any amount the Qualified Participant owes under Section 9 (including accrued interest), as of the Valuation Date immediately prior to the distribution date. This reduction shall constitute a complete discharge of all liability to the Plan, up to the amount actually reduced from the distribution.

     (d) The distribution of Plan benefits to a Member shall be made no later than the 60/th/ day after the latest of the close of the Plan Year in which (i) the Member attains age 65 or an earlier normal retirement age as specified in this Plan; (ii) the 10/th/ anniversary of the year in which the Member commenced Plan membership; or (iii) the Member's service with the Company is terminated.

     (e)  Special Rules For Eligible Rollover Distributions:
          -------------------------------------------------

          (i) This subparagraph shall be construed according to Code Section 401(a)(31). Notwithstanding any contrary Plan provision that would otherwise limit a Distributee's election under this subparagraph, a Distributee may elect, at the time and in the manner approved by the Benefits Administrative Committee, to have any portion of an Eligible Rollover Distribution (other than, if applicable, any portion attributable to an offset of the Member's outstanding of the Member's outstanding loan balance) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Prior to any Direct Rollover under this subparagraph, to the extent required by the Benefits Administrative Committee, the Distributee shall furnish the Benefits Administrative Committee with a statement from the plan administrator or trustee of the qualified plan, or the trustee or custodian of the individual retirement account or annuity, to the trustee or custodian of the individual retirement account or annuity, to which the Direct Rollover is to be transferred that the plan, account or annuity is, or is intended to be, an Eligible Retirement Plan. The provisions of this subparagraph shall apply if the Eligible Rollover Distribution amounts are reasonably expected to total $200 or more or, if less than 100 percent of the Member's Eligible Rollover Distribution is to be a direct rollover, the Direct Rollover is $500 or more.

     (f)  Special Rules Regarding Distribution of Lyondell Chemical Company
          -----------------------------------------------------------------
          Stock.
          -----

          (i) If Financed Shares are to be distributed and Financed Shares consist of more than one class, the distribution must be made in substantially the same proportion of each class.

          (ii) Distribution of Financed Shares in a Member's Account shall occur no later than one year after the close of the Plan Year
                 (1) in which the Member separated from service because of normal retirement age, disability or death or (2) which is the 5/th/ plan year following the Plan Year in which the Member otherwise separated from service, unless the Member is reemployed by the Company before distribution is required under this Section.

          (iii) Any employer securities which are not publicly traded or are subject to a trading limitation when distributed must be subject to a put option. The put option is exercisable only by the Member, the Member's donees, or by a person (including an estate or its distributee) to whom the employer securities pass by reason of a Member's death. The put option must permit the Member to put the employer securities to the Company. The put option must be exercisable during the 60 consecutive days beginning on the date that the employer securities are distributed by the Plan, and for another 60 consecutive days during the Plan Year after the Plan Year in which the shares were distributed ("exercise period"). The exercise period does not include any period when a Distributee is unable to exercise the put option because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The put option may be exercised by notifying the Company in writing. The put option is exercisable at the fair market value of the employer security on the date of the transaction, determined in good faith based on all relevant factors. At the Benefits Administrative Committee's discretion,
                 (1) payment under a put option will be made in cash within 30 days after the put option is exercised or (2) the payment may be made by repurchase of employer securities which are distributed as part of a total distribution. If payment is by repurchase, the amount may be paid in substantially equal periodic payments, no less frequently than annually, within a period that begins no later than 30 days after the put option is exercised and which does not exceed five years, if adequate security is provided and a reasonable interest is paid on unpaid amounts. For purposes of this subsection, a total distribution means the distribution within one taxable year of the balance of the credit of the Member's Account. The provisions described in this subsection are non-terminable even if an Acquisition Loan is repaid or the Plan ceases to be an ESOP.

                                   SECTION 11
                   FACILITY OF PAYMENT AND LAPSE OF BENEFITS
                   -----------------------------------------

11.1 Provision for Incapacity
     ------------------------

     If the Benefits Administrative Committee determines that any person entitled to receive any Plan payment is subject to an incapacity due to the person's minority, illness or infirmity, mental incompetency, or any other reason, the Benefits Administrative Committee may, in its sole discretion, pay any other person it selects to disburse the payment for the benefit of the person entitled to it, including, without limitation, any relative or institution in whose care or custody the person entitled to the payment may be. The Benefits Administrative Committee may, in its sole discretion, deposit any payment due to a minor to the minor's credit in any savings or commercial bank of its choice.

11.2 Undesignated Beneficiary or Inoperative Beneficiary Designation
     ---------------------------------------------------------------

     Subject to the provisions of Paragraph 10.2, any payment due to a person under this Plan for any period prior to the date of the person's death, and any payment due as a result of the person's death without a valid beneficiary designation, shall be paid by the Benefits Administrative Committee to the executor or personal representative of decedent's estate.

11.3 Payments
     --------

     Payments made under this Section shall be a complete discharge, to the extent of the payment, of all Plan liability or otherwise, of the Benefits Administrative Committee, the Trustee, the Company and this Plan. The receipt of any payment, distribution or deposit by the person or persons receiving it shall be a complete acquittance, and neither the Benefits Administrative Committee, the Trustee, the Company or this Plan shall be liable to see to the application of any payments, distributions or deposits made.

                                  SECTION 12
                                 ADMINISTRATION
                                 --------------

12.1 Benefits Administrative Committee Appointment
     ---------------------------------------------

     Members of the Benefits Administrative Committee shall be appointed by the Compensation Committee., or by the Chairman of the Benefits Administrative Committee.

12.2 Records and Procedures
     ----------------------

     The Benefits Administrative Committee shall keep appropriate records of its proceedings and shall make available records, documents and other data as are required under ERISA for examination at reasonable times during normal business hours by any Member or beneficiary. No Member or beneficiary shall have the right to examine any data or records reflecting any other Member or beneficiary's compensation, and the Benefits Administrative Committee shall not be required to make any data or records available other than those required by ERISA. A Member shall be deemed to have accepted as correct any statement of account provided by the Benefits Administrative Committee unless written notice to the contrary is received by the Benefits Administrative Committee within 30 days after the date of mailing.

     The Chairman, the secretary and any one or more members of the Benefits Administrative Committee to whom the Benefits Administrative Committee has delegated the power, shall have the power, individually and severally, to execute any document on the Benefits Administrative Committee's behalf, and to execute any certificate or other written evidence of the Benefits Administrative Committee's action. The Trustee, after written notice of any delegation of power, shall accept and may rely upon any document executed by that member until the Benefits Administrative Committee revokes that delegation of power in writing and notifies the Trustee.

12.3 Benefits Administrative Committee:  General Administrative Powers and
     ---------------------------------------------------------------------
     Duties
     ------

     As part of its overall administrative responsibility for the Plan, but subject to any contrary determination by the Compensation Committee, the Benefits Administrative Committee has exclusive responsibility for the general Plan administration, according to the Plan terms and provisions, and shall have all discretion and powers necessary to accomplish its purposes, including, without limit, the right, power, authority and duty:

     (a) to make nondiscriminatory rules, regulations and bylaws to administer the Plan that are not inconsistent with the terms and provisions;

     (b) to construe and interpret all Plan terms, provisions, conditions and limits and the Benefits Administrative Committee's construction and interpretation shall be final and conclusive on all persons or entities;

     (c) to correct any defect, to supply any omission, or to reconcile any inconsistency that may appear in the Plan in the manner and to the extent the Benefits Administrative Committee deems necessary or appropriate and the Benefits Administrative Committee's judgment in these matters shall be final, conclusive and binding on all persons and entities;

     (d) to decide all questions of eligibility of employees to become Members, to determine the amount, manner and time of payment of any Plan benefits, including all findings of facts necessary to make decisions and determinations, and to prescribe procedures to be followed by distributees to obtain benefits;

     (e) to determine all controversies relating to Plan administration, including without limitation: (i) differences of opinion arising between the Company or any Subsidiary or Affiliate and the Trustee or a Member, or any combination thereof and (ii) any questions the Benefits Administrative Committee deems advisable to determine in order to promote nondiscriminatory Plan administration for the benefit of the Members and beneficiaries;

     (f) to make a determination on any person's right to a benefit and to afford any person dissatisfied with that determination the right to a full and fair review in accordance with the provisions of Paragraph 12.7;

     (g) to receive any information necessary for the proper Plan administration from the Company, Members or beneficiaries;

     (h) to receive and review reports from the Trustee regarding the financial condition, and the receipts and disbursements, of the Trust Fund;

     (i) to select, appoint, employ and compensate consultants, actuaries, accountants, attorneys, and any other agents and employees as the Benefits Administrative Committee deems necessary or advisable for proper and efficient Plan administration. Any agent, firm or employee selected by the Benefits Administrative Committee may be a Disqualified Person or a Party in Interest but only if the applicable requirements of the Code and ERISA have been satisfied;

     (j)  to review periodically the Trustee's administrative performance;

     (k) to direct and instruct the Trustee in all matters relating to the Plan benefit payments and to determine a Member's or a beneficiary's entitlement to a benefit, or any portion thereof, should he appeal a denial of his claim;

     (l) to prepare, file and distribute in the manner the Benefits Administrative Committee determines to be appropriate information, reports or materials required by the reporting and disclosure requirements of ERISA, and to maintain all records necessary to verify information required to be filed or distributed in a manner the Benefits Administrative Committee determines to be appropriate;

     (m) to take any necessary or appropriate action to directly transfer to the Trustee any or all of a Member's assets held under any other plan in a direct rollover transaction which otherwise satisfies the requirements for transfer to this Plan. An employee who is not yet a Member but is eligible to become a Member shall be deemed to be a Member for the limited purpose of making a direct transfer. However, that employee shall not be entitled to make or authorize Plan contributions or share in the allocation of any Company Contributions unless and until the employee satisfies the Plan's applicable eligibility requirements, becomes a Plan Member and satisfies all Plan requirements for Member or Company Contributions. Any amounts directly transferred to the Plan shall not have any effect on Plan limits on Elective Deferrals, Savings Contributions or Company Contributions under the Plan;

     (n) to determine whether the requirements of Paragraph 10.5 have been satisfied and, if the Benefits Administrative Committee determines, to instruct the Trustee to directly rollover an eligible rollover to the trustee or custodian of an eligible retirement plan, as elected by the Distributee of the Eligible Rollover Distribution;

     (o) to authorize the Trustee to receive and accept a trustee-to-trustee transfer of plan assets from another plan on behalf of participants in that plan, following the Benefits Administrative Committee's determination that the requirements of Code Section 4.11(d)(6) can be satisfied on the transfer;

     (p) to authorize the Trustee to make a transfer on behalf of a Member of this Plan to the trustee of a plan maintained by a company that is a Transferor Company in a trustee-to-trustee transfer of plan assets in connection with the Member's transfer of employment to a company that is a Transferor Company; and

     (q) in addition to the power to delegate signature authority in accordance with Paragraph 12.2, to delegate in writing clerical, recordation and ministerial duties of the Benefits Administrative Committee under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan or the Trust.

     Whenever the Benefits Administrative Committee, under its discretionary powers, is required to construe or interpret this Plan or decide any controversy or questions relating to Plan eligibility or benefits payable to any Member or beneficiary, the Benefits Administrative Committee's interpretation, decision or judgment on that issue shall be considered final, binding and conclusive for all affected persons.

12.4 Benefits Administrative Committee:  Investment Powers and Duties
     ----------------------------------------------------------------

     In addition to the general administrative powers and duties set forth in Paragraph 12.3, and subject to any contrary determination by the Compensation Committee, the Benefits Administrative Committee also shall have authority to manage and invest the Trust Fund according to the terms and provisions of the Plan and Trust Agreement and shall have all powers necessary to accomplish this objective, including, without limit, the right, power, authority and duty:

     (a) to direct the Trustee on the investment of all or a segregated portion of the assets of the Trust Fund, including investment in pooled, common or collective trust funds, or other similar investment vehicles, subject to the Compensation Committee's authorization and the provisions of the Trust Agreement;

     (b) to delegate its authority with respect to investment of the Trust Fund in whole or in part to one or more qualified investment managers, within the meaning of Section 3(38) of ERISA, or to another named fiduciary;

     (c)  to develop and implement and investment policy for the Trust Fund;

     (d) as requested, to prepare periodic reports for review by the Compensation Committee;

     (e) to periodically oversee and review the investment performance, asset allocation combinations and fees of the Trustee, any qualified investment manger, and any other named fiduciary to whom the Benefits Administrative Committee has delegated its authority with respect to investment of the Trust Fund; and to periodically oversee and review the performance of any other consultants;

     (f) to consult with the Compensation Committee in the selection of the Trustee and the monitoring of the Trustee's performance; and

     (g) to direct the Trustee to purchase or sell Financed Shares held in the Unallocated Stock Account in the Trust Fund to or from any person, including the Company or any former Member, provided that no commission shall be charged for any purchase or sale to or from any Employer (or any other Disqualified Person or Party in Interest) and that the transaction otherwise complies with Section 408(e) of ERISA.

12.5 Company to Supply Information
     -----------------------------

     The Company shall supply full and timely information as the Benefits Administrative Committee requires to properly fulfill its duties. The Benefits Administrative Committee shall be entitled to rely upon information furnished by the Company when making any determination in connection with the Plan.

12.6 Payment of Expenses
     -------------------

     All expenses properly and actually incurred by the Benefits Administrative Committee in the performance of its duties under the Plan, including but not limited to actuarial, legal, accounting and Trustee's fees, shall be paid by the Company, unless the Plan Sponsor, in its sole discretion, elects to have those expenses paid from the Trust Fund.

     Each participating employer shall bear a portion of each expense as determined by the Benefits Administrative Committee based on the approximate total amounts in the Accounts of Members employed by that participating employer compared to the approximate total amount in the Members' Accounts.

12.7 Benefits Claims Procedure
     -------------------------

     A Member or other Plan participant, or his authorized representative, should file a claim for a Plan benefit, with the Plan's administrator. Under normal circumstances, a final decision on a claimant's request for benefits shall be made within 90 days after the claim is received.
     However, if special circumstances require an extension of time to process a claim, a final decision may be deferred up to 180 days after the claim is received if, prior to the end of the initial 90 day period, the claimant is notified in writing of special circumstances requiring the extension and the anticipated date of a final decision. If the claim is denied within the applicable period of time set out above, the claimant shall receive written or electronic notice of the denial, which shall state, in a manner calculated to be understood by the claimant, specific reasons for the denial, the relevant Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why the material or information is necessary, and a explanation of the Plan's claims review procedure, including the right to file suit after review. If a claim is denied, or if no action is taken on the claim within these time periods, the following procedure shall be used:

     (a) First, if the claimant does not receive timely written or electronic notice, the claimant's request for benefits shall be deemed to be denied as of the last day of the applicable time period. The claimant shall be entitled to a full review of his claim under provisions of this Paragraph.

     (b) Second, a claimant is entitled to a full and fair review of his denied claim after actual or constructive notice of a denial.

     A claimant, or his authorized representative, must request the review in writing, set forth the grounds upon which he bases his request, any supporting facts, and whatever comments or arguments he wishes to make. The claimant shall have reasonable access to all relevant documents pertaining to the claim.

     A request for a review must be filed in writing with the Benefits Administrative Committee within 60 days after the claimant actually or constructively receives the denied claim. If a request is not received within the 60-day time limit, the denial will be final.

     The Benefits Administrative Committee shall conduct a full and fair review of each denied claim which is appealed, including an examination of any written materials the claimant or the Company submits in connection with it. The Benefits Administrative Committee may require the Company or the claimant to furnish, on 30 days written notice by the Benefits Administrative Committee, additional facts, documents or other evidence as the Benefits Administrative Committee, in its sole discretion, deems necessary or advisable for its review.

       When a request for review of a denied claim is filed timely, under normal circumstances, the Benefits Administrative Committee shall render its decision no later than the date of its next regularly scheduled meeting, unless the request is filed less than 30 days prior to that meeting. If the request is filed less than 30 days prior to a regularly scheduled meeting, the Benefits Administrative Committee shall render its decision no later than the date of the second regularly scheduled meeting after it receives the request. If special circumstances require an extension of time, a final decision shall be rendered no later than the third regularly scheduled meeting after it receives the request for review, if the claimant is notified in writing of the special circumstances and the date of the decision, prior to any extension of time due to special circumstances. If the decision on review is not furnished to the claimant within the applicable time period(s), the claim shall be deemed denied on the last day of the applicable period. Decisions of the Benefits Administrative Committee shall be in writing or provided electronically no later than five days after the decision is made. The decision shall include specific reasons for the action taken, including the specific Plan provisions on which the decision is based and the claimant shall be notified of his right to reasonable access, on request, to relevant documents or other information without charge.

12.8   Nondiscriminatory Operation
       ---------------------------

       The Benefits Administrative Committee shall exercise its responsibility and authority under this Plan in a nondiscriminatory manner with respect to all Members.

12.9   Benefits Administrative Committee Liability and Liability Insurance
       -------------------------------------------------------------------

       No member of the Benefits Administrative Committee shall be liable for any act or omission of any other member of the Benefits Administrative Committee, the Trustee, any qualified investment manager appointed by the Benefits Administrative Committee, any named fiduciary established under the Plan or delegated to by the Benefits Administrative Committee or any other agent or representative appointed by the Benefits Administrative Committee, except to the extent required by ERISA and any other applicable federal law, and then only if and to the extent that the liability cannot be waived. No member of the Benefits Administrative Committee shall be liable for any other applicable federal law, and then only if and to the extent the liability cannot be waived. It is the express intent of the Company and the Plan to waive any liability described in this Paragraph 12.9 to the fullest extent permitted by law.

12.10  Persons Serving in Dual Fiduciary Roles
       ---------------------------------------

       Any person or entity may serve in more than one fiduciary capacity regarding the Plan, including the ability to serve both as Trustee and as a member of the Benefits Administrative Committee.

12.11  Compliance Matters
       ------------------

       The Plan sponsor has final financial responsibility for compliance with all reporting and disclosure requirements imposed on the Plan under any applicable federal law, or under any regulations or other authority promulgated by the appropriate governmental authority.

12.12  Unlocated Member
       ----------------

       If, after reasonable and diligent effort, the Benefits Administrative Committee is unable to locate a Member or beneficiary entitled to Plan payment, payment may be forfeited and used to pay Plan expenses. If the Member or beneficiary later files a claim for benefit, the benefit will be reinstated.

                                  SECTION 13
                    AMENDMENTS, DISCONTINUANCE, LIABILITIES
                    ---------------------------------------

13.1 Plan Amendment
     --------------

     This Plan may be amended at any time and from time to time by the Compensation Committee by a written resolution or directive of that Committee. However, no amendment shall reduce any Member's Account as of the later of the effective date or the date of the amendment's adoption.

13.2 Termination
     -----------

     The Plan Sponsor currently intends to continue this Plan indefinitely but reserves the right to terminate it at any time. If the Plan should terminate, the Trustee, shall notify the Internal Revenue Service of the Plan termination, and the Plan Sponsor shall apply to the Internal Revenue Service for a determination letter with respect to the Plan termination. The Trustee shall not distribute the assets in the Trust Fund in violation of applicable provisions of Section 10 of the Plan or prior to receipt of a copy of a determination letter from the Internal Revenue Service to the effect that an immediate distribution of Plan assets will not adversely affect the Plan's prior qualification under Code Sections 401(a) and 4975(e)(7) and the Trust exemption under Code Section 501(a).

     Notwithstanding any contrary Plan provision, Elective Deferrals (including any Recharacterized Contributions) allocated and credited to the affected Members' Accounts may be distributed in any authorized form which constitutes a lump sum distribution described in Code Section 401(k)(10) prior to the time that the amounts would otherwise be distributed if (i) the Plan is terminated without establishing a successor plan in contravention of Code Section 401(k)(10)(A)(i), (ii) the Plan Sponsor (or adopting Subsidiary or Affiliate) disposes (to an employer which is not an affiliated employer within the meaning of Code Sections 414(b), (c), (m) or
     (o)) of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Plan Sponsor (or adopting Subsidiary or Affiliate) in a Plan Sponsor's (or adopting Subsidiary or Affiliate) trade or business for any former Member who continues employment with the employer which acquires those assets, and the Plan Sponsor (or adopting Subsidiary or Affiliate) continues to maintain the Plan after the disposition, or (iii) the Plan Sponsor (or adopting Subsidiary or Affiliate) disposes (to an employer which is not an affiliated employer within the meaning of Code Sections 414(b), (c), (m) or (o)) of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) for any former Member who continues employment with the subsidiary, and the Plan after the disposition. A distribution may be made under Code Section 401(k)(10) and clauses (ii) and
     (iii) of the preceding sentence only if the Plan Sponsor (or adopting Subsidiary or Affiliate) continues to maintain the Plan after the disposition. This requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from, the Plan to a plan maintained by the purchaser in a transaction subject to Code Section 414(l)(1). A purchaser is not treated as maintaining the Plan merely because a plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

     For purposes of the previous Paragraph, according to Section 1.401(k)- 1(d)(3) of the Income Tax Regulations, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent of the employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in Code Section 414(i), but does not include an employee stock ownership plan as defined in Code Sections 4975(e) or 409 or a simplified employee pension as defined in Code Section 408(k). A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

     The termination of Plan participation by the Plan Sponsor or an adopting Subsidiary or Affiliate will not constitute a Plan termination with respect to any other remaining employers.

13.3 Company Liability
     -----------------

     The Company shall have no liability for any Plan payments except to make the contributions required by Section 4 and to pay the expenses described in Section 12. Any Plan payments shall be made solely from the Trust Fund. The Company's adoption of this Plan shall impose no obligation upon it to pay any benefits other than any liability as it may have under ERISA.

                                  SECTION 14
                             TOP HEAVY PROVISIONS
                             --------------------

     If the Plan is or becomes a Top Heavy Plan in any Plan Year, the provisions of this Section 14 will supersede any conflicting provisions in the Plan.

14.1 Definitions
     -----------

     (a)  Key Employee means an Employee, former Employee or an Employee's
          ------------
          beneficiary who at any time during the determination period is:

          (i) An officer of the Company or any Subsidiary or Affiliate (by which such individual is directly employed) who has annual Compensation greater than $130,000, as adjusted.

          (ii) A five percent owner of the Company or any Subsidiary or Affiliate (treated separately); or

          (iii) A one percent owner of the Company or any Subsidiary or Affiliate (treated separately) who has annual Compensation of more than $150,000.

          The determination period of the Plan is the Plan Year. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1).

     (b)  Top Heavy Plan: For any Plan Year, this Plan shall be a Top Heavy Plan
          --------------
          if any of the following conditions exists:

          (i) If the Top Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

          (ii) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top Heavy Ratio for the group of plans exceeds 60 percent; or

          (iii) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

     (c)  Top Heavy Ratio:
          ---------------

          (i) If the Company or any Subsidiary or Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company or any Subsidiary or Affiliate has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation

                Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 1-year period (or the 5-year period for any in-service distributions) ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period (or the 5-year period for any in-service distributions) ending on the Determination Date(s)), both computed in accordance with Code Section 416. Both the numerator and denominator of the Top Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

          (ii) If the Company or any Subsidiary or Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company or any Subsidiary or Affiliate maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Paragraph 14.1(c)(i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Members, determined in accordance with Paragraph 14.1(c)(i) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Members as of the Determination Date(s), all determined in accordance with Code
                Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the 1-year period (or 5-year period for in-service distributions) ending on the Determination Date.

          (iii) For purposes of Paragraph 14.1(c)(i) and Paragraph 14.1(c)(ii) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Member (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with an employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. Deductible Employee contributions shall not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (iv) The accrued benefit of a Member other than a Key Employee shall be determined under the method, (A) if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company or any Subsidiary or Affiliate, or (B) absent such method, as if benefits accrued not more rapidly than the slowest accrued rate permitted under the fractional rule of Code Section 411(b)(1)(C).

     (d)  Permissive Aggregation Group: The Required Aggregation Group of plans
          ----------------------------
          plus any other plan or plans of the Company or any Subsidiary or Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (e)  Required Aggregation Group means:
          --------------------------

          (i) Each qualified plan of the Company or any Subsidiary or Affiliate in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated); and

          (ii) Any other qualified plan of the Company or any Subsidiary or Affiliate which enables a plan described in (e)(i) to meet the requirements of Code Sections 401(a)(4) or 410.

     (f)  Determination Date means for any Plan Year subsequent to the first
          ------------------
          Plan Year, the last day of the preceding Plan Year; and for the first Plan Year of the Plan, the last day of that year.

     (g)  Valuation Date means December 31 of each year.
          --------------

     (h)  Present Value: Present Value shall be determined using the applicable
          -------------
          assumptions set forth in the defined benefit plan or plans.

     (i)  Compensation means compensation as defined in Section 4.8(b)(ii) of
          ------------
          the Plan.

14.2 Minimum Allocation
     ------------------

     (a) Except as otherwise provided in (b), (c) and (d) below, the Company contributions allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of three percent of such Member's Compensation or in the case where the Company or any Subsidiary or Affiliate has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Company or contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum allocation requirement. This minimum allocation shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Member's failure to complete 1,000 Hours of Service, or (ii) the Member's failure to make mandatory employee contributions to the Plan, or (iii) the Member's Compensation is less than a stated amount.

     (b) The provision in (a) above shall not apply to any Member who was not employed by the Company on the last day of the Plan Year.

     (c) If Members of this Plan are covered by one or more defined benefit plans maintained by the Company or any Subsidiary or Affiliate, the minimum allocation or benefit requirements applicable to Top Heavy plans shall be met by such defined benefit plan or plans.

     (d) If Members of this Plan are covered by one or more defined contribution plans maintained by the Company or any Subsidiary or Affiliate, and are not covered by any defined benefit plans of the Company or any Subsidiary or Affiliate, the minimum allocation requirement will be met by the defined contribution plan in which the Employee is an active Member in the following order: (i) money purchase pension plan; (ii) profit sharing plan; and (iii) stock bonus plan.

14.3 Miscellaneous
     -------------

     (a) The minimum accrued benefit required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be suspended or forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

     (b) Compensation for any one Member for a Plan Year in excess of $200,000 as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B), shall be disregarded.

     (c) In determining the highest rate of contribution applicable to any Key Employee, amounts that such Key Employee elects to defer under an agreement qualified under Code Section 401(k) will be counted for the purposes of Code Section 416.

                                  SECTION 15
                             FIDUCIARY PROVISIONS
                             --------------------

15.1 Allocation and Delegation of Fiduciary Responsibility
     -----------------------------------------------------

     Plan fiduciaries shall have only those specific powers, duties, responsibilities and obligations given them under this Plan or Trust Agreement. To the extent a fiduciary has delegated its authority and responsibility, it shall not be a fiduciary for Plan purposes (other than to the extent of its duty to monitor that delegation) and shall be relieved of its fiduciary duty to the maximum extent permitted by law.

     Each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law. Each fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for direction, information or action. Furthermore, each fiduciary may rely on any direction, information or action of another fiduciary as being proper under the Plan or the Trust Agreement and shall not be required to inquire into the propriety of any direction, information or action.

15.2 Named Fiduciary
     ---------------

     The Compensation Committee has delegated its fiduciary authority and responsibility to the Benefits Administrative Committee and the named fiduciary with respect to the Plan is the Benefits Administrative Committee, except that (a) as to any matter specified in the Plan or in the
                -----------
     Trust Agreement as being the responsibility or function of the Trustee, the named fiduciary is the Trustee, and (b) as to any matter with respect to which a Member (or beneficiary of a deceased Member) is designated to be the named fiduciary, the named fiduciary is the Member (or beneficiary).

15.3 Benefits Administrative Committee
     ---------------------------------

     The fiduciary duties of the Benefits Administrative Committee are specifically set forth in Paragraphs 12.3 and 12.4 of the Plan. The Benefits Administrative Committee, as it deems advisable, may delegate any or all of its powers and duties to any person. Any delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon delegation and acceptance, the delegating Benefits Administrative Committee members shall have no liability for the acts or omissions of any delegatee, as long as the delegating committee members do not violate their fiduciary responsibility in making or continuing the delegation or otherwise violate co-fiduciary responsibility rules of ERISA.

                                  SECTION 16
                                 MISCELLANEOUS
                                 -------------

16.1 Payments and Benefits Not Assignable
     ------------------------------------

     No right or interest of any kind in the Trust Fund shall be transferable or assignable by a Member or by his beneficiary, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary, except with respect to certain judgments and settlements under Code Section 401(a)(13). This Paragraph also applies to the creation, assignment, or recognition of a right to any benefit payable to a Member pursuant to a domestic relations order, unless the order is determined to be a QDRO.

16.2 No Employment Right
     -------------------

     The adoption and maintenance of the Plan shall not constitute a contract between the Company and any Member or Employee, or be consideration for, inducement to, or condition of any person's employment. Neither the Plan provisions nor Plan membership shall give a Member the right to be retained in the Company's service or to interfere with the Company's right to terminate the Member's employment at any time.

16.3 Adjustments
     -----------

     The Benefits Administrative Committee may, with respect to a Member, adjust the Member's Account, adjust the Member's Credited Company Service, or may make other adjustments for the Member as required to correct administrative errors or provide uniform treatment of Employees in a manner consistent with the Plan intent and purpose.

16.4 Choice of Law
     -------------

     The Plan terms, conditions and provisions shall be construed, governed by and enforced under ERISA or other controlling federal law and, if not otherwise preempted, under the laws of the State of Texas.

16.5 Merger, Consolidation or Asset Transfer
     ---------------------------------------

     (a) No merger or consolidation with, or transfer of any of the Plan's assets or liabilities to, any other plan shall occur at any time unless each Member would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     (b) All or a portion of a Transferee Employee's account maintained on that Employee's behalf under a Transferor Company plan may be transferred, in a direct trustee-to-trustee transfer, to this Plan. Assets transferred shall be in cash and shall be invested according to Paragraph 6.2 provided, however, that any
                        --------  -------
          transferred assets invested in Former Employer Stock may be transferred to this Plan in stock, and shall be subject to the provisions of Paragraph 6.4 and Paragraph 6.5, respectively.

     (c) On a Member's transfer of employment to LYONDELL-CITGO Refining LP or Equistar Chemicals, LP, all or a portion of the Member's Account balance may be transferred, in a direct trustee-to-trustee transfer, to a plan maintained by the respective company to the extent permitted by that plan. Assets shall be transferred in the form of cash; provided, however, that any assets invested in Former Employer Stock
          --------  -------
          or Lyondell Chemical Company Common Stock may be transferred in the form of stock to the extent permitted by that plan.

16.6 Deductible Contributions
     ------------------------

     Except as otherwise specifically provided in resolutions adopted by the Compensation Committee, all contributions to the Trust pursuant to the Plan's provisions are specifically conditioned on their deductibility for federal income tax purposes. Total Company Contributions shall not exceed the maximum amount allowable as a deduction to the Company under applicable provisions of Code Section 404. In addition, no contribution, other than a Catch-Up Contribution under Paragraph 3.8, shall be made to the Trust which would exceed the limits of Code Sections 402(g) or 415.

16.7 Evidence Furnished Conclusive
     -----------------------------

     Any person or persons involved in the Plan administration shall be entitled to rely upon any representation made or evidence furnished by an Employee, Member, or beneficiary on his age or other facts required to be determined under any of the Plan provisions, and shall not be liable for the payment of any monies in reliance thereon. Any representation or evidence shall be conclusively binding upon the Employee, Member, or beneficiary making or furnishing it, but not upon the Company, its Board of Directors (or other equivalent governing authority), or any other person or persons involved in the Plan administration. Nothing contained in this Plan shall be construed to prevent any party from contesting any representation or evidence or to relieve any Employee, Member or beneficiary from the duty of submitting satisfactory proof of his age or other fact.

16.8 Name and Address Changes
     ------------------------

     Each Plan Member, spouse and beneficiary shall at all times be responsible for notifying the Benefits Administrative Committee of any change in his name or address to which his benefit checks and other communications are to be mailed. If any check in payment of a Plan benefit (which was mailed by regular United States mail to the last known address of the payee as shown on the Benefits Administrative Committee records) is returned unclaimed, the Trustee shall discontinue further payments until otherwise instructed by the Benefits Administrative Committee.

16.9   Release of Claims
       -----------------

       Payment to any Member, or a Member's spouse or to his legal representative or beneficiary shall, to the extent of the payment be in full satisfaction of all claims against the Trust Fund and, as a condition precedent to any payment, the Benefits Administrative Committee may require the person to execute a receipt and release in the form approved by the Benefits Administrative Committee.

16.10  Gender, Tense and Headings
       --------------------------

       Whenever the context requires, words of the masculine gender shall include the feminine and neuter, and words used in the singular shall include the plural

16.11  Notices
       -------

       Unless the Plan specifically provides otherwise, any notice, description, explanation, direction, consent, election, waiver or other information required or permitted to be given under the Plan shall be sufficient if
       (i) it is in writing and otherwise complies with the requirements of the applicable Plan provisions and the rules established by the Benefits Administrative Committee, and (ii) the document is hand delivered to the Member, beneficiary, Benefits Administrative Committee, Compensation Committee, Trustee or other person to whom communication is to be given, or sent by registered mail (return receipt requested) or by first class mail or by any other reasonable method to the person at the address last furnished by the person. Any communication shall be effective as of the date of the postmark if mailed via registered mail and the return receipt is received by the sender, or actual receipt by the party receiving the communication if (i) return receipt is not received by the sender or (ii) communication was given by hand delivery or by first class mail or by any other reasonable method.

16.12  Severability
       ------------

       Each individual Section and Paragraph and each provision is severable. If any Section or Paragraph or one or more provisions in a Section or Paragraph are found to be void as against public policy, unenforceable or invalid for any reason, it shall not affect the validity or enforceability or of any other provision in that Section or Paragraph or in any other Section or Paragraph.